Loan No.:               7000904776

PROMISSORY NOTE

SECURED BY DEED OF TRUST

(Adjustable Rate Note—6 MO LIBOR)

$995,000.00	BREA, CALIFORNIA
FEBRUARY 22, 2002

                FOR VALUE RECEIVED, the undersigned, PAUL-SON GAMING SUPPLIES, INC., A NEVADA CORPORATION (hereinafter referred to as “Maker”), hereby promises to pay to the order of JACKSON FEDERAL BANK, (hereinafter referred to as “Lender”), at 145 S. State College Blvd., Suite 600, Brea, Ca. 92821 or at such other place Lender from time to time designates in writing, the principal sum of NINE HUNDRED NINETY FIVE THOUSAND AND 00/100 DOLLARS  ($995,000.00), or such lesser or greater sum as is advanced to Maker by Lender under the terms of the Loan Documents (as defined in Paragraph 7 below), together with all interest thereon and other sums referred to herein.

                1.             Interest Rate.  The advanced, unpaid principal balance hereof shall bear interest from the date net loan proceeds are advanced by Lender to escrow or otherwise disbursed to or on behalf of Maker as contemplated in the Loan Documents (the “Commencement Date”) or, with respect to all other sums, the date such sums are added to or become part of the principal balance hereof or are otherwise imposed under the Loan Documents, all at a rate determined in accordance with the following (the “Variable Note Rate”):

                                (a)           The Variable Note Rate shall equal the greater of (i) EIGHT AND 000/1000 percent ( 8.000%  ) per annum (the “Floor Rate”) or (ii) THREE HUNDRED SIXTY TWO AND 5/10 (362.5) basis points (the “Margin”) over the Index, as defined and determined below from time to time, rounded up to the nearest one-eighth of one percent (.125%) per annum.

                                (b)           The “Index” is the average of the London interbank offered rates for 6 month dollar deposits in the London market based on quotations of major banks (“LIBOR”), as set forth in the “Money Rates” section of the Wall Street Journal, Western Edition or, if the Money Rates section ceases to be published or becomes unavailable for any reason, then as set forth in a comparable publication selected by the Lender.

                                (c)           The initial Index applicable hereunder is ONE AND 942/1000 percent (  1.942%  ), which was the Index published as of JANUARY 10, 2002 .  Accordingly, the Variable Note Rate, as of the date hereof, shall be EIGHT AND 000/1000 percent (  8.000%  ) per annum (the “Start Rate”).  On JUNE 01, 2002, and on the first day of each three (3) month period thereafter through the Maturity Date (each, an “Interest Adjustment Date”), the Variable Note Rate shall be adjusted to equal the Index which is in effect on the date which is fifteen (15) calendar days immediately prior to the applicable Interest Adjustment Date plus the Margin.

                                (d)           Notwithstanding anything in this Note to the contrary, the Variable Note

Rate shall never be less than the Floor Rate nor more than twelve percent 12%, nor shall the Variable Note Rate increase or decrease by more than two (2) percentage points per annum during any twelve (12) month period or one-half (.5) percentage point per annum during any three (3) month period which commences on the first day of the first month following the advancement of funds under this Note, or on any anniversary thereof.

                2.             Maturity Date.  The entire outstanding principal balance of this Note, together with accrued and unpaid interest thereon and any other sums due hereunder, shall be due and payable in full on MARCH 01, 2012 (the “Maturity Date”).

                3.             Payment Schedule.

                                (a)           The monthly payments due under this Note (the “Monthly Payments”) shall be payable as follows:  Interest only shall be payable in advance on the date hereof through and including FEBRUARY 28, 2002.  Thereafter, this Note shall be payable in arrears in equal monthly installments of principal and interest determined in accordance with the following schedule commencing on APRIL 01, 2002 and continuing on the first day of each month thereafter through and including the Maturity Date, subject to adjustments in accordance with Paragraph 3(c) below.

                                (b)           The Monthly Payment as of the date hereof shall be SEVEN THOUSAND THREE HUNDRED AND 96/100 DOLLARS ($ 7,300.96) which amount is the monthly payment necessary to fully amortize the original loan balance over the THIRTY (30) year period commencing APRIL 01, 2002 (the “Amortization Period”) at the Variable Note Rate as of the date hereof.

                                (c)           The Monthly Payment shall be recomputed on JULY 01, 2002 and on each three (3) month anniversary thereof prior to the Maturity Date (each, a “Payment Adjustment Date”) to be the monthly payment necessary to fully amortize the then outstanding principal balance of this Note over the then remaining Amortization Period at the Variable Note Rate in effect on the immediately preceding Interest Adjustment Date.

                                (d)           Provided Maker makes all required Monthly Payments from and after a Payment Adjustment Date in the amount applicable immediately prior thereto, Maker shall not be deemed to be in default hereunder for its failure to make any such Monthly Payment in the amount recomputed as of such date until Lender has given Maker written notice setting forth such recomputed amount and describing how it was calculated.  Lender’s failure to timely determine such adjustments or to notify Maker of the same shall not relieve Maker of its obligation to make Monthly Payments in such recomputed amounts.  Within fifteen (15) days after Lender has notified Maker of any such adjustment, Maker shall pay to Lender the excess of (i) the aggregate Monthly Payments due hereunder from and after such date in the amount recomputed as of such Payment Adjustment Date over (ii) the actual Monthly Payments previously made by Maker for the period from and after such Payment Adjustment Date. On the other hand, if the amount of the actual Monthly Payments previously made by Maker for the period from and after the Payment Adjustment Date is greater than the amount of Monthly Payments which was due and payable to Lender as a result of a decrease in the interest rate hereunder, then Lender shall refund any such overpayment to Maker.

                4.             Allocation of Payments.  All interest under this Note shall accrue from the Commencement Date based on a three hundred sixty (360) day year.  When calculated for any partial month during which this Note bears interest, interest shall be charged to the actual number of days elapsed over a three hundred sixty (360) day year.  Except to the extent otherwise required by law, Lender shall apply and credit funds received by Lender pursuant to this Note or any other Loan Document in such manner and order of priority as Lender shall determine at Lender’s sole discretion, provided, however, that in the absence of any contrary determination by Lender, such funds shall be first applied to the payment of costs and expenses for which Maker is liable hereunder, next to the payment of accrued interest and lastly to the reduction of principal.  Accrued interest in excess of the required Monthly Payment and all interest not paid when due hereunder shall be compounded monthly and shall bear interest at the applicable Variable Note Rate.  All amounts due under this Note shall continue to bear interest at the applicable Variable Note Rate (or at the Default Rate, as hereinafter defined, if applicable) until and including the date of collection.

                5.             Late Charges: Default Rate.

                                (a)           In the event any Monthly Payment is not received by Lender on or before the fifteenth (15th) day of the calendar month in which it is required to be paid, Maker shall pay a late charge in an amount equal to six percent (6%) of such late payment (the “Late Charge”) and Lender shall not be required to accept the late installment unless the same is accompanied by the Late Charge.  Maker hereby acknowledges that the actual damage Lender shall sustain as a result of Maker’s failure to make Monthly Payments on time is extremely difficult to estimate and that the Late Charge represents a reasonable approximation of the same.  The Late Charge shall be assessed for and due and payable with each such Monthly Payment to which it applies without demand and shall be fully secured by the Deed of Trust and all other Loan Documents.  The imposition or collection of a Late Charge shall in no event be in lieu of any other remedy of Lender and a failure to collect the same shall not constitute a waiver of Lender’s right to require a Late Charge with respect to any prior or subsequent Monthly Payment.

                                (b)           If and so long as any default exists under this Note or any of the other Loan Documents, the interest rate on this Note, and on any judgment obtained for the collection of this Note, shall be increased from the date of such default to a rate (the “Default Rate”) equal to five (5) percentage points per annum higher than and varying periodically with the Variable Note Rate hereunder as then applicable.

                                (c)           In the event the payment due on (i) the Maturity Date under Paragraph 2 of this Note, or (ii) the date on which Lender accelerates the amount due hereunder under Paragraph 8 of this Note (the “Acceleration Date”) remains unpaid at the end of the tenth (10th) day following the Maturity Date or Acceleration Date, as applicable, Maker shall pay to Lender an amount equal to one percent (1%) of the amount so delinquent (the “Maturity Late Charge”).  Maker hereby acknowledges that the actual damage Lender shall sustain as a result of Maker’s failure to timely repay all sums due under this Note is extremely difficult to estimate and that the Maturity Late Charge represents a reasonable approximation of the same and bears a reasonable relationship to the customary costs charged by institutional lenders in connection with short-term extensions of mature obligations.  The Maturity Late Charge shall be fully secured by the Deed of Trust and all other Loan Documents.

                6.             Costs of Collection. Maker agrees to pay all costs, expenses and attorneys’ fees incurred by Lender in the exercise of any remedy (with or without litigation), in any collection action, in any trustee’s sale or foreclosure under the Deed of Trust or realization upon any other security for repayment of this Note, in protecting or sustaining the lien or priority of the Deed of Trust or rights to such other security or in any proceeding or controversy arising from or related to this Note or any other Loan Document.  Proceedings shall include, without limitation, any probate, bankruptcy, receivership, injunction, arbitration, mediation or other proceeding, and any appeal therefrom or petition for review thereof, in which Lender appears to enforce any provision of, collect any amount due under or protect its security for this Note or any other Loan Document.  Maker further agrees to pay all of Lender’s costs, expenses and attorneys’ fees incurred in connection with any demand, workout, settlement, compromise or other activity in which Lender engages to collect any amount not paid when due or as a result of any other default of Maker under any Loan Document.  In the event a judgment is obtained with respect to any of the foregoing which includes an award of attorneys’ fees, such attorneys’ fees, costs and expenses shall be in such amount as the court shall deem reasonable and such judgment shall bear interest at the Default Rate from the date rendered until its payment to Lender.

                7.             Collateral.  This Note is secured by that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (“Deed of Trust”) of even date herewith encumbering certain real property located in the City of LAS VEGAS , County of CLARK, State of Nevada, more particularly described therein (the “Property”) located at  1700 SOUTH INDUSTRIAL ROAD, LAS VEGAS, NEVADA 89102.  This Note, the Deed of Trust and all other documents or instruments now or hereafter securing repayment of or otherwise evidencing or relating to the loan evidenced hereby, unless such document or instrument expressly provides to the contrary, are sometimes referred to collectively herein as the “Loan Documents”.  Reference is hereby made to all other Loan Documents for a description of the nature and extent of the security, the rights of Lender in respect thereof and the terms and conditions upon which this Note is issued.

                8.             Defaults; Acceleration.  Maker shall be in default under this Note in any of the following circumstances and Maker agrees that:

                                (a)           if default shall be made (i) in the payment of any installment of principal or interest precisely when due hereunder; (ii) in the repayment in full of principal on or before the Maturity Date, (iii) in the payment when due of taxes, assessments, insurance premiums or any lien or charge upon the Property; (iv) in the payment of any other charge or sum when due under the terms of this Note or any of the Loan Documents; or (v) under any of the Loan Documents;

                                (b)           if any building on the Property shall be removed or demolished or threatened with demolition;

                                (c)           if Maker shall fail to perform any covenant or observe any condition contained in this Note, the Deed of Trust, or any other Loan Document, or Maker breaches any representation, warranty, covenant, term or condition of this Note, the Deed of Trust or any other

Loan Document;

                                (d)           if Maker fails to deposit with Lender any funds as and when required under the Loan Documents;

                                (e)           if there is a breach of any warranty or any material inaccuracy of any representation of Maker contained in this Note, the Deed of Trust or any other Loan Document; or should any representation, document, exhibit, statement, certificate, or schedule furnished to Lender by Maker contain any untrue or misleading statement of a material fact or fail to state any material fact necessary to make the statement of facts contained therein not misleading, or should the same thereafter become untrue or misleading in any material respect;

                                (f)            if there is any failure to perform any obligation which is secured by any lien against or interest in the Property, rights or interests encumbered by the Deed of Trust, regardless of whether such lien or interest is prior or subordinate to the Deed of Trust, and which default or failure to perform is not cured within any applicable grace period or which in any manner threatens the lien of the Deed of Trust;

                                (g)           if any of the following shall occur with respect to the Property, Maker, any general partner or shareholder of Maker, any guarantor of this Note or any owner of the Property:

                                                (i)            the appointment of a receiver, liquidator, or trustee;

                                                (ii)           the filing of any voluntary or involuntary petition for bankruptcy or reorganization;

                                                (iii)          if any such person be unable, or admit in writing an inability, to pay its debts when due;

                                                (iv)          the dissolution, termination of existence, insolvency or business failure of any such person;

                                                (v)           any assignment for the benefit of creditors;

                                                (vi)          the making or suffering of a fraudulent transfer under applicable federal or state law;

                                                (vii)         the concealment of any of its property in fraud of creditors;

                                                (viii)        the making or suffering of a preference within the meaning of the federal bankruptcy law; or

                                                (ix)           the imposition of a lien through legal proceedings upon any of the Property which is not contested in the manner permitted by the Deed of Trust;

                                (h)           if there is any material default by Maker under any lease affecting the

Property, or any material modification, surrender, cancellation or termination of any lease with a term of more than one (1) year (inclusive of any extension options) without Lender’s prior written consent;

                                (i)            if there is any material adverse change, including, without limitation, actual or threatened removal, demolition, or other impairment, of the Property or any improvements thereon;

                                (j)            if there exists any impending: (i) condemnation; (ii) rezoning; or (iii) modification or enactment of any ordinances or regulations, any of which could materially affect any existing or contemplated improvements on the Property or the use thereof; or

                                (k)           if there is any Transfer (as defined in Paragraph 24 of the Deed of Trust) or further encumbrance of all or any portion of or interest in the Property in prohibition of the provisions of Paragraphs 24 and 25 of the Deed of Trust;

then, in any such event, and subject to any applicable right expressly granted in Paragraph 9 to Maker to cure such  default, the entire principal sum, with accrued interest thereon due under this Note, shall, at the option of Lender, become immediately due and payable, and Lender shall be entitled to collect all such amounts and to enforce any and all remedies provided in the Loan Documents or any other instrument or document executed in connection with or to secure this Note.

                9.             Maker’s Right to Cure.  In the event of any default of Maker (except as otherwise stated below), Lender shall not accelerate this debt, make any payments for which Maker is primarily liable or foreclose upon or attach any assets of Maker until:

                                (a)           expiration of a fifteen (15) day grace period following Maker’s failure to make a monetary payment under this Note or any other Loan Document when due, but without the necessity for notice from Lender of the due date or amount of such payment;

                                (b)           thirty (30) days after notice is given by Lender in the event of nonmonetary defaults not subject to other provisions of this paragraph, provided (i) within twenty (20) days after the delivery or mailing of the notice of default Maker commences its cure and submits to Lender in writing its plan to cure, and (ii) said cure is continuously pursued by Maker with due diligence to completion.  If said default is not reasonably capable of being cured within thirty (30) days, Maker shall have such additional time as is reasonably necessary to complete the cure, but in no event more than sixty (60) days after the delivery or mailing of the notice of default, provided:  (i) said default is in Lender’s reasonable judgment curable within said period; (ii) Maker provides Lender with written, detailed progress reports at least every ten (10) days until cure is complete; and (iii) Maker continuously and diligently pursues said cure to completion; or

                                (c)           forty-five (45) days after the filing of any involuntary petition in bankruptcy against or for the appointment of a receiver for Maker, Owner or any guarantor of this Note (except for petitions for receivership filed by Lender), with the dismissal of such petitions by the court within such period being deemed to cure such default.

Notwithstanding the above provisions, the cure period provided for in this Paragraph 9 shall not apply in the following circumstances:

                                                (i)            there is a Transfer or further encumbrance of all or any portion of or interest in the Property in prohibition of the provisions of Paragraphs 24 and 25 of the Deed of Trust; or

                                                (ii)           in any circumstance when a delay in effecting a cure is, in the reasonable judgment of Lender, likely to result in any security being damaged, becoming uninsured or rendered unavailable to Lender or the value thereof being materially and adversely affected; or

                                                (iii)          any default of the same type or nature which is repeated more than twice in any one (1) calendar year; or

                                                (iv)          any failure to proceed with the construction or repair of improvements to the Property as required by the Loan Documents; or

                                                (v)           any filing of a voluntary petition in bankruptcy by, or for the appointment of a receiver or trustee of all or a portion of the property of Maker, any general partner of Maker, any Owner or any guarantor of this Note; or

                                                (vi)          any assignment for the benefit of creditors, fraudulent conveyance or other plan or action instituted by Maker, any general partner of Maker, any Owner or any guarantor of this Note in an attempt to avoid the satisfaction of any lawful indebtedness; or

                                                (vii)         any waste committed to the Property or any demolition or removal of any improvements on the Property without Lender’s prior written consent (other than the exercise by any proper authority of the right of eminent domain); or

                                                (viii)        any nonmonetary default which Lender reasonably determines is not capable of being cured within the requisite period.

The provisions of this Paragraph 9 shall apply to defaults hereunder and under any other Loan Document and, unless expressly stated to the contrary in such documents, any cure period referred to therein shall be deemed to incorporate said provisions.  If the provisions of any of the Loan Documents are inconsistent with this Paragraph 9, this Paragraph 9 shall be controlling.  Where additional notice or cure periods are provided in this Note or any other Loan Documents, or are required by any other contract or by law, said periods and those contained in this Paragraph 9 shall run concurrently.  Nothing in this Paragraph 9 shall be construed as extending the term of this Note or the date upon which a default occurs, and no decision to forego any remedy for any given default shall be deemed a waiver on the part of the holder hereof of any right relating to any other default.  This Paragraph 9 shall be strictly construed and shall not impair the exercise of any remedy not referred to above immediately upon default, including, without limitation, the seeking of any mandatory or prohibitive injunction or restraining order.

                10.           Prohibition on Transfers, Assignments and Further Encumbrances.  Maker

acknowledges and agrees that it has read and understands the prohibition on transfers, assignments and further encumbrances set forth with particularity in Paragraphs 24 and 25 of the Deed of Trust.

                11.           Assumption.  Notwithstanding Paragraphs 8(k) and 10 above, and provided Maker is not in default under this Note or under any other Loan Document, Lender agrees not to declare this Note immediately due and payable upon a Transfer of all of Maker’s interest in the Property which meets all of the following requirements.  In all events, Maker agrees to reimburse Lender for its reasonable attorneys’ fees, the cost of any title insurance policy endorsements required by Lender, and all other actual out-of-pocket expenses paid in connection with the review and approval or disapproval of any such requested Transfer:

                                (a)           Lender approves the terms and conditions of such Transfer and the credit worthiness, financial strength and real estate management abilities of the proposed transferee;

                                (b)           Lender receives, concurrently with such transfer, an assumption fee in an amount equal to one percent (1%) of the then outstanding principal balance of this Note; and

                                (c)           Maker and the proposed transferee execute Lender’s form of assumption agreement, which, among other things, shall provide that such proposed transferee assumes all obligations set forth in this Note and all other Loan Documents.

                                (d)           Maker and the proposed transferee comply with such other requirements as Lender may establish to protect its security, including, without limitation, a reduction of the outstanding principal balance of this Note to not more than seventy-five percent (75%) of the total price for the Property received by Maker in such conveyance (including cash paid at closing and the present value of all deferred payments, but excluding customary buyer’s closing costs).

                12.           Usury.  It is the specific intent of the Maker and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the interest rates (and any other charges or costs set forth herein which may be deemed to be an interest charge) herein provided for exceed that which is statutorily permitted for the type of transaction evidenced hereby, the interest rates (and other applicable charges or costs) shall be reduced to the highest rate permitted by applicable law, with any excess interest previously collected being applied against principal or, if such principal has been fully repaid, returned to Maker on demand.  In addition to the foregoing, Maker acknowledges that Lender is a federal savings bank organized under the laws of the United States of America and the loan evidenced hereby is intended to be exempt from the provisions of applicable usury law.

                13.           Renewals.  Maker, any guarantor of this Note and all others who may become liable for all or any part of the obligation evidenced hereby, consent to any number of renewals or extensions of the time of payment hereof, to the release of all or any part of the security for the payment hereof and to the release of any party liable for repayment of the obligations hereunder.  Any such renewals, extensions or releases may be made without notice to any of said parties and without affecting their liability.

                14.           Multiple Parties.  If Maker is comprised of more than one person, each of such persons shall be jointly and severally liable for the indebtedness evidenced hereby.  A default on the part of any one person comprising Maker or any guarantor of this Note shall be deemed a default on the part of Maker hereunder.  Unless and to the extent otherwise limited by the express terms hereof, this Note is executed with recourse against the separate property and marital community property of all persons comprising Maker who are executing this Note in their individual capacities (or as a general partner or in some other capacity causing such person to be personally liable) and the marital communities of such persons’ spouses.

                15.           Successors and Assigns; Participation.  Subject to the prohibitions against Maker’s assignments herein and in any other Loan Document, this Note shall inure to the benefit of Lender and bind Maker and all of their respective successors, estates, heirs, personal representatives and assigns.  Without limiting the generality of the foregoing, Lender may assign or grant participation in any of its rights under this Note or any other Loan Document in whole or in part to any person, without notice and without affecting Maker’s liability hereunder.

                16.           Waivers.  Except with respect to Maker’s right to cure defaults as provided in this Note, Maker hereby waives presentment, demand of payment, notice of dishonor, protest, notice of nonpayment and any and all other notices and demands whatsoever.  No covenant, condition, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in writing executed by Lender.  Without limiting the foregoing, no previous waiver and no failure or delay by Lender in acting with respect to terms of this Note or any of the Loan Documents shall constitute a waiver of any breach, default or failure of a condition under this Note any of the Loan Documents or any obligations contained therein or secured thereby.  Maker further waives exhaustion of legal remedies and the right to plead any and all statutes of limitation as a defense to any demand on this Note, or to any agreement to pay the same, or to any demands secured by the Deed of Trust securing this Note, or any other security for this Note.

                17.           Governing Law and Interpretation.  This Note shall be governed by and construed in accordance with the laws of the State of Nevada, except to the extent that applicable federal law preempts the laws of the State of Nevada.  All sums referred to herein shall be calculated by reference to and payable in the lawful currency of the United States of America.  This Note and all Loan Documents and guaranties executed in connection with this Note have been reviewed and negotiated by Maker, Lender and any guarantors at arms’ length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either party.  The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend or modify the scope or intent of this Note.  Any reference to Lender in this Note shall include any successor to or assignee of Lender.  Time is of the essence of this Note and of each and every provision hereof.

                18.           Partial Invalidity.  If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof.  No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

                19.           Notices.  Any notice required or permitted to be given under this Note shall be in writing and shall be served personally, or delivered or sent by a national overnight delivery company or by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to Maker:	PAUL-SON GAMING SUPPLIES, INC.,
A NEVADA CORPORATION
1700 SOUTH INDUSTRIAL ROAD
LAS VEGAS, NEVADA 89102
Fax No.

If to Lender:	Jackson Federal Bank
145 S. State College Blvd., Suite 600
Brea, California 92821
Attention: LOAN SERVICING
Fax No. (714) 990-7319

Any such notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated in writing by the person attempting to make personal service, on the U.S. Postal Service return receipt or by similar written advice from the overnight  delivery company; provided, however, that if any such notice shall also be sent by electronic transmission device, such as telex, telecopy, fax machine or computer, such notice shall be deemed given at the time and on the date of machine transmittal if the sending party receives a written send verification on its machine and promptly sends a duplicate notice by personal service, mail or overnight delivery in the manner described above.  Any party to whom notices are to be sent pursuant to this Note may from time to time change its address for future communication hereunder by giving notice in the manner prescribed herein to all other parties hereto, provided that the address change shall not be effective until five (5) business days after giving of notice of the address change.

                20.           Venue.  At the option of Lender, the venue of any action brought to interpret or enforce the provisions of this Note shall be in the county where the Property is situated or Clark County, Nevada.

                21.           Full Power and Authority.  Maker and each individual executing this Note as a corporate officer, constituent partner, trustee or otherwise on behalf of Maker hereby represents and warrants to Lender that such individual has full power and authority to execute and deliver this Note on behalf of Maker, that Maker has full power and authority to execute and deliver this Note and that this Note constitutes the valid and binding obligation of Maker and is enforceable in accordance with its terms.

This Agreement may be executed in counterparts, all of which shall be deemed one and the same instrument and all of the signature pages of which may be attached to a single counterpart hereof for recording and any other purposes; however, the failure of refusal of any one or more persons to execute this Agreement shall not render any provision hereof invalid or unenforceable against any person who does execute the same.

MAKER:

PAUL-SON GAMING SUPPLIES, INC., A NEVADA CORPORATION

BY:	/s/ Eric P. Endy
ERIC P. ENDY, PRESIDENT

OPTIONAL PREPAYMENT PROVISION FOR PROMISSORY NOTE

                Prepayment.  This Note may be prepaid in part or in whole on the first day of any month, upon the giving of written notice to Lender at least ten (10) business days prior to prepayment, and upon the payment of a prepayment premium on any prepayment equal to (i) three percent (3%) of the amount prepaid from and after the date hereof through and including the date which is twelve (12) months following the Commencement Date (the “First Anniversary Date”), the period of time commencing on the date hereof and ending on the First Anniversary Date is hereinafter referred to as the “Prepayment Period”).  Thereafter, this Note may be prepaid in part or in whole at any time without premium provided Lender is given written notice at least ten (10) business days prior to prepayment and prepayment is actually made.

                Maker acknowledges and agrees that the prepayment premium described above shall be payable if any of the indebtedness evidenced by this Note is paid during the Prepayment Period, including, without limitation, by reason of Maker having defaulted in payment hereof, or performance of any agreement under this Note or the Deed of Trust (including without limitation the right to accelerate upon any Transfer or further encumbrance of the Property as set forth in Paragraphs 24 and 25 of the Deed of Trust), or any other agreement securing this Note, and Lender, by reason thereof, having declared all sums secured by the Deed of Trust immediately due and payable.  The prepayment premiums described above represent the reasonable estimate of Lender and Maker of a fair average compensation for the loss that may be sustained by Lender hereof due to the payment of the indebtedness evidenced by this Note during the Prepayment Period.  Any applicable prepayment premium shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Note or the Deed of Trust.

                Maker acknowledges and agrees to all the limitations on prepayment, voluntarily or involuntarily, and the payment of any applicable fee thereon, and that the making of the loan evidenced hereby is adequate consideration for the foregoing provisions and confirms its agreement with the foregoing provisions by initialing in the following space(s):

                                                INITIALS:

E.P.E.

RECORDING REQUESTED BY

162-04-704-001, 162-04-609-009

AND WHEN RECORDED MAIL TO:	MAIL TAX STAEMENTS TO:

JACKSON FEDERAL BANK	PAULSON GAMING INC.
145 S. STATE COLLEGE BLVD. #600
BREA, CA., 92821	1700 S. INDUSTRIAL RD.
LAS VEGAS, NEVADA 89102

Attention:	CATALINA SERRANO
Loan No.:	7000904776
Order No:	01125894

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND FIXTURE FILING

                THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING (“Deed of Trust”) is made as of FEBRUARY 22, 2002 by PAUL-SON GAMING SUPPLIES, INC. A NEVADA CORPORATION (“Trustor”), whose address is 1700 SOUTH INDUSTRIAL ROAD, LAS VEGAS NEVADA 89102 to UNITED TITLE OF NEVADA (“Trustee”), whose address is 3980 HOWARD HUGHES PARKWAY #100, LAS VEGAS, NEVADA 89109 for the benefit of JACKSON FEDERAL BANK, A CALIFORNIA CORPORATION whose address is 145 S. STATE COLLEGE BLVD., SUITE 600, BREA, CALIFORNIA  92822 (“Beneficiary”).

W I T N E S S E T H:

                That Trustor grants, bargains, sells, conveys and warrants to Trustee, in trust with power of sale, all of its current and hereafter acquired right, title and interest in and to that certain property located in or about the City of LAS VEGAS, County of CLARK, State of NEVADA, more particularly described in Exhibit “A” attached hereto and made a part hereof, together with the following described estate, property and rights of Trustor (herein collectively called the “Property”) as security for the performance of each covenant and agreement of Trustor contained herein and in all other instruments executed in connection herewith, and for the payment of all sums of money secured hereby:

                A.            All fee and leasehold estates and rights of Trustor now held and hereafter acquired in and to the Property and in and to all land lying in streets and roads adjoining the Property and all access rights and easements appertaining thereto;

                B.            All buildings, structures, improvements, furnishings, fixtures and equipment (real, personal and mixed) now or hereafter attached to or used or adapted for use in the operation of the Property (but specifically excluding any “mobilehome” as defined in Section 489.120 of the Nevada Revised Statutes, in which Trustor has no interest) and all replacements and additions thereto, all heating and incinerating apparatus and equipment, boilers, engines, motors, dynamos, generating equipment, pumps, piping and plumbing fixtures, cooling, ventilating, sprinkling and fire-extinguishing apparatus, gas and electric fixtures, elevators, escalators, partitions, shrubbery and plants; and including also all interest of Trustor in any of such items hereafter at any time acquired under a conditional sales contract, chattel mortgage or other title-retaining or security instrument, all of which property described in this paragraph shall be deemed part of the realty and not severable wholly or in part without material injury to the freehold; and

                C.            All and singular the lands, tenements, privileges, water, water rights, water stock, mineral, oil and gas rights, hereditaments and appurtenances belonging or in anywise appertaining to the Property, all reversions, remainders, rents, royalties, issues and profits thereof and all estate, rights, title, claim, interest and demand whatsoever of Trustor either at law or in equity of, in and to the Property, whether now held or hereafter acquired;

                TO HAVE AND TO HOLD forever as security for the faithful performance of the Note secured hereby (described below) and as security for the faithful performance of each and all of the covenants, agreements, terms and conditions of this Deed of Trust, the Loan Documents (as defined below) and in all other instruments executed in connection herewith.  This Deed of Trust also constitutes a security agreement with respect to, and for such purposes Trustor hereby grants to Beneficiary a security interest in, all items of the Property in which such an interest may be created under the  Uniform Commercial Code as adopted in Nevada, Chapter 104 of the Nevada Revised Statutes.

                NOW, THEREFORE, Trustor hereby covenants and agrees as follows:

                1.             Obligations Secured.  This Deed of Trust is made for the purpose of securing the performance of each agreement of Trustor herein, in that certain Promissory Note Secured by Deed of Trust (the “Note”) of even date herewith executed by Trustor and payable to Beneficiary or order in the original principal sum of NINE HUNDRED NINETY FIVE THOUSAND AND 00/100  ($995,000.00) and in all other instruments and agreements executed in connection with or to secure the Note, the debts evidenced by all renewals, extensions, modifications, substitutions and conditions of the Note and all other obligations of Trustor to Beneficiary, its successors and assigns now existing or hereafter arising which are at any time specifically declared by Beneficiary in writing to be secured by these presents or which specifically indicate in the instruments which evidence the same that they are intended to be so secured (individually, a “Loan Document” and collectively, the “Loan Documents”); excluding, however, any hazardous waste indemnifications and completion and payment guarantees separate from the Note and all other documents and instruments which expressly provide to the contrary.  Trustor’s agreements and obligations secured by this Deed of Trust shall include, without limitation, Trustor’s covenants to pay all indebtedness evidenced by the Note and all interest thereon and other amounts evidenced thereby (including increases in the original principal sum as a result of the inadequacy of the monthly installments to pay the then current interest and all other forms of negative amortization) and all future advances made to Trustor by Beneficiary, its successors and assigns, under or pursuant to the terms of the Note or any other Loan Document.  Without limiting the generality of the foregoing, Trustor acknowledges that that certain Environmental Indemnity Agreement of even date herewith in favor of Beneficiary pursuant to which Trustor has agreed, among other things, to indemnify Beneficiary from any and all losses arising out of or relating to certain Environmental Matters (as those terms are defined therein) shall in no event be deemed to be a Loan Document and that notwithstanding any other provision hereof, this Deed of Trust does not secure the payment or performance of any obligation or indebtedness of Trustor described therein with respect to any liability, expense, loss or damage arising out of the existence or the removal of, or the failure to remove any hazardous or toxic material, chemical, substance or waste on or in the Property now or hereafter located thereon.

                2.             Trustor’s Covenant of Payment.  Trustor shall pay all debts and monies secured hereby when due without setoff or deduction of any kind whatsoever.

                3.             Trustor’s Warranties of Title.  Trustor warrants to Beneficiary that it is the sole holder of fee simple absolute title to all of the Property, including, without limitation, all improvements comprising the Property, and that said title is marketable and free from any lien or encumbrance other than matters shown on Beneficiary’s policy of title insurance issued by Trustee as of the date hereof in connection with the lien of this Deed of Trust (the “Title Policy”).  Trustor further covenants and agrees (a) to keep the Property free from all liens of any kind, including, without limitation, statutory and governmental; (b) that no lien superior or junior to this Deed of Trust will be created or suffered by Trustor during the life of this Deed of Trust without Beneficiary’s prior written consent; (c) that it has the right to make this Deed of Trust and the person executing this Deed of Trust on behalf of Trustor has the authority to do so; and (d) that it will forever warrant and defend Beneficiary’s interest in the Property against all parties.

                4.             Trustor’s Right to Contest Statutory Liens.  The filing of a mechanic’s or materialman’s lien against the Property shall not constitute a default hereunder if and so long as (a) no defaults exist under any Loan Document; (b) within ten (10) days after filing of such lien, Trustor obtains and maintains in effect a bond issued by a surety acceptable to Beneficiary in an amount not less than the entire sum alleged to be owed to the lien claimant or such other amount as is required by the surety or by the court to obtain a court order to release said lien of record; (c) Trustor provides to Beneficiary and pays for an endorsement to Beneficiary’s title insurance policy which insures the priority of this Deed of Trust over the lien being contested; (d) Trustor immediately commences its contest of such lien and continuously pursues the same in good faith and with due diligence; (e) such bond or contest stays the foreclosure of the lien; and (f) Trustor pays any judgment rendered for the lien claimant within ten (10) days thereafter.

                5.             Maintenance and Inspection.

                                (a)           Trustor shall maintain the buildings and other improvements now or hereafter comprising the Property in a first class, rentable condition and state of repair.  Respecting the Property or the use thereof, Trustor shall (i) not commit or suffer any waste; (ii) promptly comply with all requirements of the Federal, State and Municipal authorities and all other laws, ordinances, regulations, covenants, conditions and restrictions; and (iii) pay all fees or charges of any kind in connection therewith.

                                (b)           Trustor shall permit Beneficiary or its agents the opportunity to inspect the Property, including the interior of any structures comprising the Property, at all reasonable times.  In addition, Trustor shall at its sole cost and expense provide to Beneficiary all inspection reports, studies and tests related to the Property as Beneficiary may reasonably request from time to time (including, without limitation, if requested by Beneficiary, a Phase I Environmental Report with respect to the Property and all adjacent areas and periodic updates of any inspection or test performed in connection therewith), all in form and scope reasonably satisfactory to Beneficiary.

                6.             Construction and Repairs.  Trustor shall complete or restore promptly and in good workmanlike manner any building or improvement comprising the Property which may be constructed, damaged or destroyed and pay when due all costs incurred therefor.

                7.             Alterations.  No building or other improvement now or hereafter comprising the Property shall be structurally altered, removed or demolished without the Beneficiary’s prior written consent, nor shall any fixture or chattel covered by this Deed of Trust and adapted to the proper use and enjoyment of the Property be removed at any time without Beneficiary’s prior written consent unless actually replaced by an article of equal suitability and value, owned by the Trustor, free and clear of any lien or security interest except such as may be approved in writing by the Beneficiary.

                8.             Compliance With Laws and CC&R’s.

                                (a)           Trustor shall comply with all statutes, laws, ordinances and regulations which now or hereafter pertain to the construction, repair, condition, use and occupancy of the Property, including, without limitation, all environmental, subdivision, zoning, building code, fire, occupational, health, safety, occupancy, and other similar or dissimilar statutes, and shall not permit any tenant, subtenant or other occupant or user with respect to the Property (collectively, herein, “Tenants”) to violate the same.  In the event any statute requires any correction, alteration or retrofitting of any improvements, Trustor shall promptly undertake the required repairs and restoration and complete the same with due diligence at its sole cost and expense.

                                (b)           Trustor shall comply with all covenants, conditions and restrictions now or hereafter of record against the Property (“CC&R’s”) regardless of whether or not such CC&R’s are prior to or subordinate to the lien of this Deed of Trust.  In the event any CC&R’s require any action, correction, alteration or retrofitting respecting the Property or any improvements, Trustor shall promptly undertake the same with due diligence at its sole cost and expense.

                9.             Insurance

                                (a)           Trustor shall continuously maintain the insurance described below on the Property and all improvements and additions thereto with all premiums prepaid and provide Beneficiary original policies or originally signed evidence of such policies which list all coverages and endorsements to the  policies exactly as stated in the policies and to which the originally signed Lender’s loss payee endorsement is attached.  All such existing and future policies are hereby assigned to Beneficiary.  Unless otherwise specified in the Loan Documents or unless expressly and in each instance waived by the Beneficiary in writing, said insurance shall be placed with companies licensed to do business in Nevada with a Best’s rating of “B” or better and indicated to be of sufficient size to qualify for Best’s designation V, or for companies which are not licensed in Nevada, a Best’s rating of “A” or better and Best’s designation V.

                                (b)           All casualty and builder’s risk policies shall (i) be written on “all risk” casualty and completed value builder’s risk forms, include, to the extent Beneficiary so requires from time to time, fire and extended coverage, vandalism and malicious mischief, all perils, “soft costs,” earthquake and other endorsements and coverages, and include flood protection if the Property is located within a special flood hazard area, as determined by a Zone A designation on a Flood Hazard Boundary Map or a Zone A or V designation on a Flood Insurance Rate Map, (ii) cover one hundred percent (100%) of the replacement value of the improvements comprising the Property, with agreed value and inflation protection endorsements approved by Beneficiary in writing, and (iii) name Beneficiary as a loss payee under a standard 438 BFU endorsement or a complete equivalent thereof acceptable to Beneficiary.

                                (c)           Trustor shall carry (i) said casualty and builder’s risk policies, (ii) such policies as are otherwise required from time to time by any applicable law, (iii) coverage against loss of rents for not less than one (1) year, based upon Beneficiary’s approved pro forma rent schedule for the total gross annual rents on one hundred percent (100%) of the then net rentable area of the Property, plus real estate taxes, special assessments, utility charges and premiums for all other insurance required herein (whether paid by the Trustor or Tenants), (iv) public liability insurance applicable to the Property, buildings and improvements thereon, covering losses from damage to property and injury or death to persons in amounts set forth in the Loan Documents, or which Beneficiary otherwise requires from time to time, and including an extended liability endorsement if applicable to the Property and required by Beneficiary, and (v) such policies, or increased coverage or limits under existing policies, as are otherwise required by Beneficiary from time to time.  Upon Beneficiary’s request, Trustor shall cause Beneficiary to be an additional insured on such liability policies and named as a loss payee under a standard 438 BFU endorsement on such rent loss policies.

                                (d)           All insurance policies shall be evaluated and adjusted as required by Beneficiary on an annual basis.  Trustor assumes all risk of insufficient coverage of risks or amounts and acknowledges that Beneficiary’s requirements are not intended to indicate what Trustor should, in its exercise of its prudent and reasonable judgment, obtain.  The evidence of insurance shall confirm that no insurance policy shall be canceled or modified without ten (10) days’ prior written notice to Beneficiary for nonpayment of premiums and thirty (30) days’ prior written notice to Beneficiary for any other cancellation.  Beneficiary may, at its option, require Trustor to maintain said policies in Trustor’s possession or deliver said policies to Beneficiary.  If retained by Trustor, said policies shall be kept available by Trustor at all times for delivery to Beneficiary or for inspection by Beneficiary, its agents or insurers.  In event of foreclosure of this Deed of Trust or other transfer of title to the Property in extinguishment of some or all of the indebtedness secured hereby, all interest of the Trustor in any insurance policies in force shall pass to the purchaser.  Trustor shall provide Beneficiary with proof of premiums paid for each policy term so long as this Deed of Trust remains in effect.  Trustor shall reimburse Beneficiary for any premiums paid for such insurance by the Beneficiary upon the Trustor’s default in so insuring the improvements or default in assigning and delivering such policies to Beneficiary.

                10.          Assignment of Insurance and Condemnation Proceeds.  Should the Property or any part or appurtenance thereof or right or interest therein be taken or damaged by reason of any public or private improvement, condemnation proceeding (including change of grade), fire, earthquake or other casualty, or in any other manner, Beneficiary or Trustee may, at its option, commence, appear in and prosecute, in its own name, any action or  proceeding, or make any reasonable compromise or settlement in connection with such taking or damage, and obtain all compensation, awards or other relief therefor.  All compensation, awards, damages, rights of action and proceeds, including the policies and the proceeds of any policies of insurance affecting the Property, are hereby assigned to Beneficiary, but no such assignments shall be effective to invalidate or impair any insurance policy.  Trustor further assigns to Beneficiary any return premiums or other repayments upon any insurance at any time provided for the benefit of the Beneficiary and all refunds or rebates made of taxes or assessments on said Property, and Beneficiary may at any time collect said return premiums, repayments, refunds, and rebates in the event of any default by Trustor under the Note or this Deed of Trust.  No insurance proceeds or condemnation awards at any time assigned to or held by Beneficiary shall be deemed to be held in trust, and Beneficiary may commingle such proceeds with its general assets and shall not be liable for the payment of any interest thereon.  Trustor also agrees to execute such further assignments of any such policies, compensation, award, damages, rebates, return of premiums, repayments, rights of action and proceeds as Beneficiary or Trustee may require.

                11.          Use of Insurance Proceeds.  After any damage by casualty to the Property, whether or not required to be insured against under the policies to be provided by Trustor, Trustor shall give prompt written notice thereof to Beneficiary generally describing the nature and cause of such casualty and the extent of the damage to or destruction of the Property resulting therefrom.  In all events Trustor shall have the obligation to promptly repair all such damage or destruction, regardless of whether and to the extent the casualty was covered by an insurance policy or insurance proceeds are available hereunder.  Beneficiary shall make available to Trustor the proceeds of any insurance policy covering the casualty and maintained by Trustor, but only in strict accordance with each of the following terms and conditions; provided, however, that in the event Beneficiary reasonably determines that the total estimated cost of fully restoring and repairing the Property to the condition existing immediately prior to the casualty does not exceed Fifty Thousand Dollars ($50,000) and such casualty occurs more than one (1) year prior to the end of the Note term (excluding unexercised extension options), Beneficiary shall waive the imposition of the fee referred to in subparagraph (a) below:

                                (a)           Trustor shall pay to Beneficiary, within ten (10) days after the issuance to Trustor of a statement therefor, a fee equal to one-half percent (.5%) of the total estimated repair costs, said fee being agreed to as a reasonable approximation of the increase in Beneficiary’s administrative expenses which are anticipated as a result of the use of insurance proceeds as provided in this paragraph;

                                (b)           Insurance proceeds which are directly attributable to the damage (herein the “Proceeds”), less any portion thereof which is necessary to discharge any unpaid portion of the administrative fee referred to in subparagraph (a) above, shall be released to Trustor upon and subject to satisfaction of each of the following conditions:

                                                (i)            There exists no default under the Note or this Deed of Trust at any time prior to or during the course of reconstruction;

                                                (ii)           Receipt by Beneficiary of written confirmation from all Tenants, in form and content acceptable to Beneficiary, that all existing leases and subleases of the Property will continue in full force and effect without modification (reasonable rent abatements provided therein resulting from such damage excepted) and that Trustor’s proposed restorations will satisfy all of Trustor’s obligations thereunder with respect to such damage;

                                                (iii)          Receipt by Beneficiary of satisfactory written evidence to the effect that proposed restorations will comply with all statutes, ordinances, regulations, restrictive  covenants, reciprocal easements, leases and contracts; that its proposed plans and specifications have been approved by all required governmental agencies; and that Trustor has obtained all necessary building and other permits and approvals for such reconstruction;

                                                (iv)          Receipt by Beneficiary of proof reasonably satisfactory to Beneficiary that there exists and will continue to exist until the Property is reasonably expected to be restored and fully occupied a source of funds sufficient to pay all amounts under the Note as and when due.  Such computation shall include Beneficiary’s estimate of the amount necessary to pay all of Trustor’s operating expenses and the sums due under the Note over the projected period of reconstruction plus a one (1) year period for releasing any vacant portion of the Property, offset by net income from Tenants remaining in occupancy during such periods, and Beneficiary may require Trustor to establish and fund a holdback account up to the amount of the difference between the anticipated debt service and operating expenses of Trustor and such net income.  Said fund shall be held by Beneficiary and disbursed as and when additional leases of such vacant space which are approved by Beneficiary in writing are entered into.  In the event of any default under the Note, this Deed of Trust or any reconstruction requirements, Beneficiary may, at its option, apply any portion or all of such amounts against accrued interest and the outstanding principal balance of the Note;

                                                (v)           Receipt by Beneficiary from Trustor of sufficient cash funds to cover one hundred percent (100%) of any difference between the estimated costs of completion, as certified by an architect or engineer approved by Beneficiary in writing, and the Proceeds, the amount of which difference shall be placed in a money market account with Beneficiary with said amount and any interest earned thereon to be released to Beneficiary as necessary following the exhaustion of available insurance proceeds, or at such earlier time deemed appropriate by Beneficiary.  In the event of any default under the Note, this Deed of Trust or any reconstruction requirements, Beneficiary may, at its option, apply any portion or all of such amounts and interest against the accrued interest and principal sums outstanding under the Note;

                                                (vi)          Receipt by Beneficiary of a certificate executed by Trustor describing the work to be performed in connection with such restoration and a certificate by an independent architect or engineer selected or approved by Beneficiary in writing stating that the work described in the Trustor’s certificate is adequate to restore the Property to substantially the same size, design, quality and condition as existed prior to the damage.  The architect’s or engineer’s certificate shall include its estimate of all costs and expenses which will be required to complete such restorations; and

                                                (vii)         Such additional conditions as may reasonably be imposed by Beneficiary to provide assurance that the Proceeds will be used to restore the Property to substantially the same condition, to the extent possible, as existed prior to the damage or taking, including, without limitation, Beneficiary’s prior written approval of all permits, plans, specifications and construction contracts for such restoration.

                                (c)           Beneficiary shall disburse the Proceeds in increments corresponding to the percentage of completion costs then incurred for labor performed and materials furnished (which may, at Beneficiary’s discretion, be subject to reasonable holdbacks required by Beneficiary, which holdbacks will not exceed ten percent (10%) of the total estimated cost of completion and which will be released upon lien-free completion of the restorations in accordance with the requirements of this Deed of Trust and the expiration of the periods within which any mechanic’s or materialman’s lien may be filed).  Disbursements shall be conditioned upon Beneficiary’s written confirmation that all of its requirements therefor have been satisfied, including its receipt of periodic inspection and completion percentage certificates executed by the project architect approved by Beneficiary in writing, payment acknowledgments and lien waivers, and such other conditions to periodic disbursements as are customarily imposed by Beneficiary in connection with its construction loans, including that there be  no existing defaults or misrepresentations of Trustor and Trustor’s obtaining of all title insurance endorsements, payment and performance bonds, and builder’s risk policies required by Beneficiary.  Trustor shall, during the progress of the work, also submit to the Beneficiary, at periodic intervals not less frequently than monthly, a certificate satisfactory to Beneficiary furnished by an architect or engineer approved by Beneficiary in writing showing the cost of labor and materials incorporated into the work during the period specified in the certificate, which period shall not include any part of the period covered by any other such certificate;

                                (d)           After completion of the restoration and subject to the conditions herein stated, and if Trustor is not then in default under the Note or this Deed of Trust, Beneficiary shall pay to Trustor (or such other persons or entities that may have an interest therein) the undisbursed Proceeds and Trustor’s deposit for any estimated restoration expense held by Beneficiary upon delivery to Beneficiary of (i) a certificate executed by Trustor showing that the work has been completed and that all bills for labor performed and materials furnished in connection therewith have been paid, (ii) lien waivers and other appropriate written acknowledgments of payment in full executed by all contractors and subcontractors performing labor on or furnished materials to the Property; (iii) a certificate executed by an architect or engineer approved by Beneficiary confirming that the Property has been restored to substantially the same size, design, quality and condition as existed immediately prior to the damage and in accordance with all applicable federal, state, local and other governmental laws and regulations; and (iv) a certificate of occupancy and other permits issued by the appropriate governmental authorities which authorize the occupancy of the Property for its intended purposes and use;

                                (e)           If any of the conditions in subparagraph (b) above are not fulfilled within sixty (60) days after the date of the casualty, or if Trustor fails to exercise diligence in promptly commencing or continuously prosecuting the work, or if Trustor is otherwise in default under the Note, this Deed of Trust or any reconstruction requirements, Beneficiary may, at its option, apply the Proceeds and any deposits made by Trustor hereunder to the indebtedness secured hereby or complete the necessary repairs and use the Proceeds for the payment thereof.  If the Proceeds are so applied to the indebtedness and, together with any other payments due to Beneficiary under the Note and all other debts of Trustor to Beneficiary are discharged, Beneficiary shall not have the right to require the Property to be repaired under the terms of this Deed of Trust, but Beneficiary’s rights under this Deed of Trust and the Loan Documents (including, without limitation Beneficiary’s right to accelerate the Loan as a result of such casualty) shall not be thereby impaired or affected;

                                (f)            Trustor shall not commence any repairs or reconstruction of any casualty until Beneficiary consents in writing thereto, which consent may be withheld by Beneficiary in its sole discretion until all of the conditions contained in this paragraph have been satisfied.  All work of repairing or restoring damage shall be done in a good and workmanlike manner with materials of good quality and in conformity with all applicable laws, ordinances and regulations.  Nothing herein contained shall be construed as authorizing the Trustor to subject the Property to any mechanic’s, materialman’s or other lien for the payment of bills for material furnished or labor performed in connection with any work contemplated by this paragraph;

                                (g)           In any event in which the Beneficiary is not otherwise obligated to permit the insurance proceeds to be applied to the restoration of the Property as hereinabove described and, at the option of Beneficiary, the Proceeds of a loss under any policy, whether or not endorsed payable to Beneficiary, may be applied in payment of the principal, interest or any other sums secured by this Deed of Trust, whether or not then due, or to the restoration or replacement of any building on the Property, without in any way affecting the enforceability or priority of the lien of this Deed of Trust or the obligation of the Trustor or any other person for payment of the indebtedness hereby secured or the reconstruction of the damaged improvements,  whether such Trustor be the then owner of said premises or not.

                12.          Use of Condemnation Awards.  Should any portion of the Property be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor, and may at its option commence, appear in or prosecute in its own name any action or proceeding or make any reasonable compromise or settlement in connection with such taking or damage, and Trustor agrees to pay Beneficiary’s costs and reasonable attorneys’ fees incurred in connection therewith.  All such compensation, awards, damages, rights of actions and proceeds may be applied by Beneficiary toward the repair to any damage to the improvements on any portion of the Property not subject to the taking as and subject to the same conditions herein provided with respect to the disposition of insurance proceeds; provided, however, that if the taking results in a loss of the Property to an extent which, in the reasonable opinion of Beneficiary, renders or will render the Property not economically viable or which substantially impairs Beneficiary’s security or lessens to any extent the value, marketability or intended use of the Property, Beneficiary may apply the condemnation proceeds to reduce the unpaid indebtedness secured hereby in such order as Beneficiary may determine, and without any adjustment in the amount of the installments due under the Note.  Trustor agrees to execute such further assignments of condemnation proceeds as Beneficiary or Trustee may from time to time require.  If so applied, any proceeds in excess of the unpaid balance of the Note and other sums due to Beneficiary shall be paid to Trustor or Trustor’s assignee.

                13.          Property Taxes and Assessments.  Trustor shall pay in full on or before the due date thereof all rents, taxes, assessments and encumbrances, with interest, that may now or hereafter be levied, assessed or claimed upon the Property that is the subject of this Deed of Trust or any part thereof, and upon request, exhibit to Beneficiary official receipts therefor, and shall pay all taxes imposed upon, and reasonable costs, fees and expenses of this Deed of Trust.

                14.          Assessment Districts.  Trustor agrees not to consent to inclusion of the Property in any local improvement or special assessment district or to the imposition of any special or local improvement assessment against the Property without Beneficiary’s prior written consent.

                15.          Mortgage Taxes.  In the event of the passage after the date of this Deed of Trust of any Federal, State or Municipal law relating to the taxation of mortgages, deeds of trust, or debts secured thereby so as to tax or assess any interest of Beneficiary or any payments secured hereby (excluding Beneficiary’s income or franchise taxes) Trustor shall bear and pay the full amount of such taxes, provided that, if for any reason payment by Trustor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the loan or indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of this Note, or the within Deed of Trust or otherwise, Beneficiary may, at its option, without demand or notice, declare the whole sum secured by this Deed of Trust, with interest thereon, to be immediately due and payable, or Beneficiary may, at its option, pay that amount or portion of such taxes as renders the loan or indebtedness secured hereby unlawful or usurious, in which event Trustor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said taxes.

                16.          Tax and Insurance Reserves.  Trustor shall at the request of the Beneficiary, pay to Beneficiary at the time of and in addition to the regular payments of principal and interest due under the terms of the Note equal monthly installments of the taxes, assessments, and insurance premiums estimated by the Beneficiary next to become due so that thirty (30) days before the due date thereof, or of the first installment thereof, Beneficiary will have on hand an amount sufficient to pay the next maturing taxes, assessments and insurance premiums.  The amount of the additional payment to be made on account of taxes, assessments and insurance premiums shall be adjusted annually or more frequently as Beneficiary deems necessary and any deficit shall be immediately paid by Trustor upon request and any surplus shall be credited on the mortgage account.  Subsequent  payments on account of taxes, assessments and insurance premiums shall be made in accordance with the next estimate by the Beneficiary of annual requirements.  To the extent permitted by applicable law, all monies paid to Beneficiary on account of taxes, assessments or insurance premiums may be commingled and invested with Beneficiary’s own funds and, unless and to the extent required by law, shall not bear interest for

Trustor.  In the event of default of the Trustor under the Note, this Deed of Trust or other Loan Documents, Beneficiary, at its option, may apply any monies in this account to any part of the debt secured hereby.  Beneficiary shall not exercise the rights granted in this paragraph so long as all of the following conditions have been met:

                                (a)           There have been no more than four (4) total late monthly installment payments through the loan term;

                                (b)           There are no other defaults under the terms of any Loan Document;

                                (c)           Trustor remains in title on the Property; and

                                (d)           Trustor pays all taxes, assessments and insurance premiums prior to delinquency.

Upon Trustor’s failure to comply with any one or more of the conditions (a) through (d) above, Beneficiary may, at its option then or thereafter exercised, require Trustor to pay the additional sums described in this paragraph.

                17.          Trustor’s Right to Contest Taxes.  Trustor shall have the right to contest any real property tax or special assessment so long as (a) no defaults exist under the Note or this Deed of Trust; (b) Trustor makes any payment or deposit or posts any bond as and when required as a condition to pursuing such contest; (c) Trustor commences such contest prior to such tax or assessment becoming delinquent and continuously pursues the same in good faith and with due diligence; (d) such contest or any bond furnished by Trustor stays the foreclosure of any lien securing the payment of any such tax or assessment; and (e) Trustor pays any tax or assessment within ten (10) days following the date of resolution of such contest.

                18.          Report of Real Estate Transaction.  Trustor has made or provided for making, or will make or provide for making, on a timely basis, any reports or returns required under Section 6045 of the Internal Revenue Code of 1986 (and any similar reports or returns required by state or local law) relating to the Property, notwithstanding the fact that the primary reporting responsibility may fall on the Beneficiary, counsel for the Beneficiary, or other party.  Trustor’s obligations under this paragraph will be deemed to be satisfied if proper and timely reports and returns required under this paragraph are filed by a title company or real estate broker involved in the real estate transaction relating to the Property, but nothing contained herein shall be construed to require such returns or reports to be filed by Beneficiary or counsel for Beneficiary.

                19.          Leases.  With respect to all leases currently or hereafter relating to any part of the Property, Trustor agrees that:

                                (a)           Trustor shall fully comply with all of its obligations under all existing and future leases on the Property, whether Trustor is the lessor or lessee therein, so that the same shall not become in default and shall do all that is necessary to preserve the same in force;

                                (b)           Trustor shall not permit an assignment of any leases, or any subletting thereunder unless the right to assign or sublet is expressly reserved by the lessee under such lease;

                                (c)           Trustor shall not create or suffer or permit to be created, subsequent to the date of the execution and delivery of this Deed of Trust, any lien or encumbrance which may be or become superior to any lease or renewal affecting said Property;

                                (d)           Trustor shall provide parking facilities in kind, size and location sufficient to comply with all governmental zoning and regulations, and Trustor will furnish to Beneficiary satisfactory assurance of such completion thereof, and that the same were so completed in compliance with said regulations and free of liens; and

                                (e)           Beneficiary and its successors and assigns (including any purchaser at a foreclosure or trustee’s sale) shall have the right, at its option, to recognize and continue in effect any leasehold interest which is junior or subordinated to this Deed of Trust following any foreclosure or trustee’s sale.

                20.          Assignment of Leases.  Trustor does hereby unconditionally and absolutely assign, transfer and set over unto Beneficiary, as further security for the indebtedness and covenants secured hereby, all rentals and deposits which may be received or contracted for under any existing or future leases of the Property encumbered hereby or any portion thereof, including if applicable and without limitation, rental agreements for mobilehome and trailer sites, all of the Trustor’s present and future interests in said existing and future leases, and all of its right, title and interest in and to the plans, drawings, specifications, permits, engineering reports and land planning maps, which it now has or may hereafter acquire with regard to any improvements now on or to be constructed upon the Property and, in the event of any default hereunder or under the Note, Trustor shall deliver possession of same to the Beneficiary forthwith upon demand.  In the event the Beneficiary exercises or is entitled to exercise any of its rights or remedies under this Deed of Trust as a result of any default of Trustor under the Note or any Loan Document, and if any lessee, sublessee or assignee under any lease assigned under this paragraph files or has filed against it any petition in bankruptcy or for reorganization or undertakes or is subject to similar action, the Beneficiary shall have, and is hereby assigned by the Trustor, all of the rights which would otherwise inure to the benefit of the Trustor in such  proceedings, including, without limitation, the right to seek “adequate protection” of its interests, to compel rejection of any such lease, and to seek such claims and awards as may be sought or granted in connection with the rejection of any such lease.  Unless otherwise agreed to by Beneficiary in writing, Beneficiary’s exercise of any of the rights provided in this paragraph shall preclude Trustor from the pursuit and benefit thereof without any further action or proceeding of any nature.  The rights granted in this paragraph shall be in addition to and not in derogation of any similar or related rights granted Beneficiary in any separate assignment of leases and rents.

                21.          Security Agreement.

                                (a)           Creation of Security Interest.  Trustor hereby grants to Beneficiary, pursuant to the  Uniform Commercial Code as adopted in Nevada, a security interest in all articles of personal property and any additions to, substitutions for, changes in or replacements of the whole or any part thereof (the “Personal Property”) exception for merchandise crewed for sale to 3rd parties, attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used in the construction or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to the Property or any business conducted by Trustor at the Property (but excluding the merchandise held for sale to third parties in the ordinary course of Trustor’s business, personal property of tenants held for storage on the Property, unless Trustor or any guarantor of the Note has or has acquired any ownership, leasehold, security or other interest therein) including, without limitation, the personal property described on Exhibit “B” attached hereto.

                                (b)           Warranties and Representations of Trustor.  Trustor warrants and represents that:

                                                (i)            At the time of granting the security interest described herein, Trustor has, or upon acquisition will have, good and marketable title to all of the Personal Property, and, no other person, entity or government has or purports to have or upon acquisition will have any right, title, encumbrance or adverse claim or lien in or to any of the Personal Property.

                                                (ii)           Except for the financing statement executed by Trustor to perfect the security interest in the Personal Property in favor of Beneficiary, at the time of granting the security interest described herein, no financing statement covering the Personal Property or any portion thereof will be on file in any public office and Trustor agrees not to execute or authorize the filing of any such additional financing statement in favor of any person or entity other than Lender as long as any portion of the indebtedness evidenced by the Note remains unpaid.

                                                (iii)          Trustor will not sell, assign, transfer or otherwise hypothecate or grant a security interest in and to any portion of the Personal Property.

                                                (iv)          Trustor will, at its own expense, appear in and defend any and all actions and proceedings which purport to affect title to the Personal Property or any part thereof or affect the security interest of Beneficiary therein.

                                (c)           Covenants and Agreements of Trustor.  Trustor agrees that:

                                                (i)            Any replacements, renewals or additional personal property hereafter acquired by Trustor or placed on the Property, including the interest of Trustor in property purchased on conditional sale or subject to a purchase money security interest or lien shall immediately become additional Personal Property subject to this Deed of Trust.  Upon demand of Beneficiary, Trustor, in order to further confirm the same, will execute a new or amended security agreement and additional or supplemental financing statements.  Whenever necessary, Trustor will use its best efforts to procure from any conditional vendor or holder of a purchase money lien its consent to the security interest hereby created or a waiver of any provision of any conditional sale or purchase money lien prohibiting a subsequent security interest.

                                                (ii)           The Personal Property or any part thereof (including renewals, replacements and other after acquired property) will not be removed from the Property without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, provided that obsolete and worn out articles may be removed concurrently with the installation of a replacement therefor of at least equal economic value and of equal usefulness in the operation of the Property and provided that Beneficiary continues to have a first lien security interest in such replacement article.

                                                (iii)          Trustor will keep the Personal Property in good condition and repair and permit no waste thereof and will permit Beneficiary from time to time to inspect the same and will replace any worn out or obsolete property with property satisfactory to Beneficiary.

                                                (iv)          Trustor will insure the Personal Property, with Beneficiary as Loss Payee, against such hazards and in such form and in such amounts with such companies as Beneficiary may reasonably require, and will deliver the policies or appropriate certificates to Beneficiary.

                                                (v)           Trustor agrees to pay when due all taxes, assessments, charges, liens or encumbrances now or hereafter affecting the Personal Property or affecting the Property.

                                                (vi)          Should Trustor fail to make any payment or perform any act herein agreed to be made or performed, Beneficiary may pay or perform the same, and in that event Trustor agrees to reimburse Beneficiary in full for all payments, expenses and costs thereby incurred, with interest thereon at the Default Rate set forth in the Note.  Beneficiary shall be the sole judge of the validity of any adverse claims, taxes, assessments, charges or encumbrances, and the amount to be paid in satisfaction thereof, and of the necessity for, and of the time and manner of doing everything herein authorized to be done, provided Beneficiary shall be under no obligation to so do any such acts or to make any of such payments.

                                                (vii)         The Personal Property will not be used for any unlawful purpose or in any way which will void any insurance required by this Deed of Trust.

                                                (viii)        No Hazardous Material (as hereinafter defined) shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of in, on or under the Property.  As used herein, the term “Hazardous Material” shall mean all hazardous or toxic materials, pollutants, effluents, contaminants, radioactive materials, flammable explosives, chemicals known to cause cancer or reproductive toxicity, emissions, wastes and all other chemicals, materials and substances, the handling, storage, release, transportation, or disposal of which is or becomes prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, is or becomes known to pose a hazard to the health and safety of the occupants of the Property, including, without limitation, (a) asbestos, (b) petroleum and petroleum by-products, (c) urea formaldehyde foam insulation, (d) polychlorinated biphenyls, (e) all substances now or hereafter designated as “hazardous substances,” “hazardous materials” or “toxic substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., or the Resource, Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; (f) all substances now or hereafter designated as “hazardous wastes” as defined in Section 459.430 of the Nevada Revised Statutes or as “hazardous substances” in Section 459.3816 of the Nevada Revised Statutes, and (g) all substances now or hereafter designated as “hazardous substances,” “hazardous materials” or “toxic substances” under any other federal, state or local law or in any regulation or publication adopted or promulgated pursuant thereto (collectively, “Hazardous Materials Law”).

                                                (ix)           No activity shall be undertaken on the Property which would cause (a) the Property to become a hazardous waste treatment, storage or disposal facility as such terminology is defined and classified under any Hazardous Materials Law, (b) a release or threatened release of any Hazardous Material from the Property in violation of any Hazardous Materials Law, or (c) the discharge of any Hazardous Material into any watercourse, body of surface or subsurface water or wetland or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Materials Law and for which no such permit has been issued.

                                                (x)            No activity shall be undertaken or permitted to be undertaken on the Property which would result in a violation under any Hazardous Materials Law.

                                                (xi)           Trustor shall obtain and deliver to Beneficiary, within a reasonable time following completion of any action which may have been required to be taken by any appropriate governmental agency, certifications of engineers or other professionals reasonably acceptable to Beneficiary, in form and substance reasonably satisfactory to Beneficiary certifying that all necessary and required actions to clean up, remove, contain, prevent and eliminate all releases or threats of release of any Hazardous Material on or about the Property to the levels required by the appropriate governmental agencies have been taken, and that upon completion of such actions, the property is, to the knowledge of such professional, then in compliance with applicable Hazardous Materials Law as then in effect and applicable to such actions.

                22.          Impairment of Security.  Trustor shall not, without first obtaining the Beneficiary’s written consent, assign any of the rents or profits of the Property or change the general nature of the use of the Property or initiate or acquiesce in any zoning reclassification, or do, or suffer to be done, any act or thing which would impair the security for said debt or the Beneficiary’s lien upon the Property or the rents thereof.  Trustor shall not, without the written consent of Beneficiary, (a) initiate or support any zoning reclassification of the Property, seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances; (b) modify, amend or supplement any easement, reservation, restriction, covenant, condition or encumbrance pertaining to the Property; (c) impose or consent to any restrictive covenant or encumbrance upon the Property, execute or file any subdivision or parcel map affecting the Property or consent to the annexation of the Property to any municipality; or (d) permit or suffer the Property to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

                23.          Defense of Suits.  Trustor shall appear in and defend any suit, action or proceeding that might affect the value, priority or enforceability of this security instrument or the security itself or the rights and powers of Beneficiary or Trustee, including any suits relating to damage to property or death or personal injuries, whether or not Trustor is ultimately found liable for any negligence or other wrongful conduct or inaction.  Trustor, following mutual negotiations with Beneficiary, has waived and does hereby waive any immunity to such liability to Beneficiary under any industrial insurance or similar statute to the extent such immunity would impair Beneficiary’s rights against Trustor.  Should Beneficiary elect also to appear in or defend any such action or proceeding or be made a party to such by reason of this Deed of Trust, or elect to prosecute such action as appears necessary to preserve said value, the Trustor will at all times indemnify from and, on demand reimburse Beneficiary and Trustee for, any and all loss, damage, expense or cost, including cost of evidence of title and attorneys’ fees, arising out of or incurred in connection with any such suit, action or proceeding, and any appeal or petition for review thereof, and the sum of such expenditures shall be secured by this Deed of Trust with interest as provided in the Note secured hereby and shall be due and payable on demand.  Trustor shall pay costs of suit, cost of evidence of title and a reasonable attorneys’ fee in any proceeding or suit brought by Beneficiary to foreclose this Deed of Trust and in any appeal therefrom or petition for review thereof.  The indemnity contained herein shall survive execution and delivery of this Deed of Trust, repayment of the Note and performance of Trustor’s obligations under the Note and this Deed of Trust.

                24.          Assignments and Transfers.  Trustor acknowledges that Beneficiary has relied upon the financial statements, credit history, business and real property managerial expertise and other factors personal to Trustor and its constituent partners, shareholders and trustees, as the case may be, in making the loan secured hereby.  Therefore, as a principal inducement to Beneficiary to make this loan, and with the knowledge that Beneficiary will materially rely upon this paragraph in so doing, Trustor acknowledges that it shall be a material default hereunder and under the Note if, whether voluntarily or involuntarily, Trustor conveys, transfers, trades, sells, assigns or leases for more than one (1) year(s) (inclusive of any extension options) (i) any interest in the Property or any portion thereof including a transfer as a result of Trustor’s dissolution or death or (ii) any constituent interest in Trustor including, without limitation, (A) a transfer as a result of the dissolution or death of the holder of such constituent interest, (B) the transfer by way of distribution, dissolution or otherwise of any interest in or any portion of the Property to the partners of Trustor, if Trustor is a partnership, or to the shareholders of Trustor if Trustor is a corporation, or (C) a transfer of any ownership interest in Trustor by the holder of such ownership interest to any other person or entity (all of which events are individually and collectively referred to as a “Transfer”).  Upon such a default, the outstanding balance of the Note and all other sums then due to Beneficiary by Trustor hereunder or under any other Loan Document may, at Beneficiary’s sole option and absolute discretion, then be declared immediately due and payable.  Any conveyance by real estate purchase contract or transfer by foreclosure or other forced sale or forfeiture shall all be deemed Transfers for the purposes of this Paragraph 24.  Any sums which are accelerated as a result of this Paragraph 24 shall bear the same prepayment premium, if any, as provided in the Note for amounts which are voluntarily paid to Beneficiary in advance of their originally scheduled due dates.

                25.          Further Encumbrances.  Trustor acknowledges that Beneficiary has relied upon the Property not being subject to additional liens or encumbrances for reasons which include, but are not limited to, the possibility of competing claims or the promotion of plans disadvantageous to Beneficiary in bankruptcy; the risks to Beneficiary in a junior lienholder’s bankruptcy; questions which involve the priority of future advances, the priority of futures leases of the Property, the marshaling of Trustor’s assets and the Beneficiary’s rights to determine the application of condemnation awards and insurance proceeds; the impairment of the Beneficiary’s option to accept a deed in lieu of foreclosure; the increased difficulty of reaching agreements for loan workouts or to the actions to be taken by trustees, receivers, liquidators and fiduciaries; and Beneficiary’s requirements of Trustor’s preservation of its equity in the Property and the absence of debt which could increase the likelihood of Trustor’s inability to perform its obligations when due.  Therefore, as a principal inducement to Beneficiary to make this loan and with the knowledge that Beneficiary will materially rely upon this paragraph in so doing, Trustor acknowledges that it shall be a material default hereunder and under the Note if Trustor encumbers the Property with any lien other than the lien of this Deed of Trust.  Upon such a default, the outstanding balance of the Note and all other sums then due to Beneficiary under any documents executed in connection therewith may, at Beneficiary’s sole option and absolute discretion, be declared immediately due and payable if any interest in the Property or the improvements thereto, or any part thereof, are voluntarily or involuntarily encumbered.  Without limiting the generality of the foregoing, no mortgages, deeds of trust or other forms of security interests prior or subordinate to the security interests of Beneficiary shall encumber any real or personal property which is the subject of any lien or security interest granted to Beneficiary.  An encumbrance or hypothecation of stock or partnership or other constituent interest in Trustor, a sale with leaseback, a transfer by lease with a purchase option or other preferential right to purchase the Property and a conveyance by real estate purchase contract shall all be deemed encumbrances for the purposes of this Paragraph 25.  Any sums which are accelerated as a result of this Paragraph 25 shall bear the same prepayment premium as provided in the Note for amounts which are voluntarily paid to Beneficiary in advance of their originally scheduled due dates.

                26.          Conditions to Further Encumbrances.  If Beneficiary elects, at its sole and absolute discretion, or is required by any contract or law to consent to any further encumbrance, it may condition such consent upon all of the following:

                                (a)           There be no then existing defaults under any Loan Document when such subordinate financing is to be approved by Beneficiary or is recorded;

                                (b)           The continuing maintenance of Beneficiary’s required debt service ratio, when adding the payment amounts of the further encumbrance to the payment amounts of the Note;

                                (c)           The written approval of any existing or proposed participant or assignee of the Note;

                                (d)           Beneficiary’s receipt of an endorsement to Beneficiary title policy which insures the priority of Beneficiary’s future advances over the subordinate loan security, the premium for which shall be paid by Trustor; and

                                (e)           The written agreement executed by the subordinate lender in favor of Beneficiary to the effect that:

                                                (i)            The subordinate lien is junior to all security for the Note, including any extensions or modifications thereof and future advances pursuant to the Loan Documents or such security;

                                                (ii)           Any default under any of the subordinate loan documents shall constitute a default under the Note;

                                                (iii)          The secondary financing shall not permit a deferral or accrual of interest;

                                                (iv)          It has not been granted any option or right of first refusal or other preferential right to purchase the Property;

                                                (v)           It shall give Beneficiary copies of all notices of default relating to any remedy of the subordinate loan documents, and shall permit Beneficiary a reasonable opportunity, without obligation, to cure such defaults, and that any sum so expended by Beneficiary shall be added to the principal of the Note, be repayable upon demand, bear interest at the Default Rate specified in the Note from the date of advance to and including the date of collection, and be secured by this Deed of Trust and Beneficiary’s other security with priority over the subordinate financing;

                                                (vi)          No foreclosure, trustee’s sale, or deed in lieu of either shall be effective to terminate any occupancy or tenancy of the Property without the prior written consent of Beneficiary, and that nondisturbance and attornment agreements have been executed with the lessees which so provide;

                                                (vii)         The provisions in Beneficiary’s loan security regarding the application of loan proceeds, insurance proceeds, condemnation awards, and all income, rents, and profits shall be controlling over the provisions of the subordinate loan documents;

                                                (viii)        It waives all rights, legal and equitable, that it may have to require the marshaling of assets or to require the sale of assets in a particular order; and

                                                (ix)           It shall cause any successor or assignee of the subordinate loan documents to be bound by the same conditions and restrictions.

                27.          Default.  Subject to any grace periods or cure rights provided in the Note, Trustor shall be in default under this Deed of Trust in any of the following circumstances:

                                (a)           if default shall be made (i) in the payment of any installment of principal or interest precisely when due hereunder; (ii) in the repayment in full of principal under the Note on or before the Maturity Date thereunder, (iii) in the payment when due of taxes, assessments, insurance premiums or any lien or charge upon the Property; (iv) in the payment of any other charge or sum when due under the terms of the Note or any of the Loan Documents; or (v) under any of the Loan Documents;

                                (b)           if any building or structure on the Property shall be removed or demolished or threatened with demolition, unless such building or structure is replaced in compliance with law by a building or structure of substantially similar suitability and value, and free and clear of any lien or security interest except such as may be approved in writing by Beneficiary;

                                (c)           if Trustor shall fail to perform any covenant or observe any condition contained in the Note, this Deed of Trust, or any other Loan Document, or Trustor breaches any representation, warranty, covenant, term or condition of the Note, this Deed of Trust or any other Loan Document;

                                (d)           if Trustor fails to deposit with Beneficiary any funds as and when required under the Loan Documents;

                                (e)           if there is a breach of any warranty or any material inaccuracy of any representation of Trustor contained in the Note, this Deed of Trust or any other Loan Document; or should any representation, document, exhibit, statement, certificate, or schedule furnished to Beneficiary by Trustor contain any untrue or misleading statement of a material fact or fail to state any material fact necessary to make the statement of facts contained therein not misleading, or should the same thereafter become untrue or misleading in any material respect;

                                (f)            if there is any failure to perform any obligation which is secured by any lien against or interest in the Property, rights or interests encumbered by this Deed of Trust, regardless of whether such lien or interest is prior or subordinate to this Deed of Trust, and which default or failure to perform is not cured within any applicable grace period or which in any manner threatens the lien of this Deed of Trust;

                                (g)           if any of the following shall occur with respect to the Property, Trustor, any general partner or shareholder of Trustor, any guarantor of the Note or any owner of the Property:

                                                (i)            the appointment of a receiver, liquidator, or trustee;

                                                (ii)           the filing of any voluntary or involuntary petition for bankruptcy or reorganization;

                                                (iii)          if any such person be unable, or admit in writing an inability, to pay its debts when due;

                                                (iv)          the dissolution, termination of existence, insolvency or business failure of any such person;

                                                (v)           any assignment for the benefit of creditors;

                                                (vi)          the making or suffering of a fraudulent transfer under applicable federal or state law;

                                                (vii)         the concealment of any of its property in fraud of creditors;

                                                (viii)        the making or suffering of a preference within the meaning of the federal bankruptcy law; or

                                                (ix)           the imposition of a lien through legal proceedings upon any of the Property which is not contested in the manner permitted by this Deed of Trust;

                                (h)           if there is any material default by Trustor under any lease affecting the Property, or any modification, surrender, cancellation or termination of any lease with a term of more than one (1) year (inclusive of any extension options) without Beneficiary’s prior written consent;

                                (i)            if there is any material adverse change, including, without limitation, actual or threatened removal, demolition, or other impairment, of the Property or any improvements thereon;

                                (j)            if there exists any impending: (i) condemnation; (ii) rezoning; or (iii) modification or enactment of any ordinances or regulations, any of which could materially affect any existing or contemplated improvements on the Property or the use thereof; or

                                (k)           if there is any Transfer (as defined in Paragraph 24 of this Deed of Trust) or further encumbrance of all or any portion of or interest in the Property in prohibition of the provisions of Paragraphs 24 and 25 of this Deed of Trust;

                28.          Rights and Remedies on Default.  Upon the occurrence of any default under this Deed of Trust and at any time thereafter, and subject to Paragraph 9 of the Note with respect to applicable cure periods, Trustee or Beneficiary may exercise any one or more of the following rights and remedies:

                                (a)           Loan Document Remedies.  Beneficiary may exercise any right or remedy provided for in the Note or any other Loan Document.

                                (b)           Acceleration.  Beneficiary may declare the Note and all other sums secured by this Deed of Trust immediately due and payable.

                                (c)           Foreclosure Rights.  In the event of any default  hereunder, then and in each such event, Beneficiary may declare all sums secured hereby immediately due and payable either by commencing an action to foreclose this Deed of Trust as a mortgage, or by the delivery to Trustee of a written declaration of default and demand for sale and of written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein.  Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall also deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder upon any terms and conditions specified by Beneficiary and permitted by applicable law.  Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement.  Trustee shall deliver to such purchaser its deed or deeds conveying the Property, or any portion thereof, so sold, but without any covenant or warranty, express or implied.  The recitals in such deed or deeds of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale.  The power of sale under this Deed of Trust shall not be exhausted by any one or more sales (or attempts to sell) as to all or any portion of the Property remaining unsold, but shall continue unimpaired until all of the Property has been sold by exercise of the power of sale herein contained and all indebtedness of Trustor to Beneficiary under this Deed of Trust, the Note or any other Loan Document has been paid in full.

                                (d)           Right to Rescind.  Beneficiary, from time to time before Trustee’s sale, may rescind any such notice of breach of default and of election to cause the Property to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale.  The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of the Note and for of this Deed of Trust or any of the rights, obligations or remedies of the parties hereunder.

                                (e)           UCC Remedies.  With respect to all or any part of the Property that is personal or intangible, Beneficiary shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Nevada.  Upon request, Trustor shall assemble and make such collateral available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties.  Upon repossession, Beneficiary may propose to retain the collateral in partial satisfaction of the Note or sell the collateral at public or private sale in accordance with the Uniform Commercial Code as adopted in the state where the Property is situated or any other applicable statute.  Such sale may be held as a part of, distinctive from or without a trustee’s sale or foreclosure of the real property secured by this Deed of Trust.  If any notification of disposition of all or any portion of the collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days prior to such disposition.  If Beneficiary disposes of all or any part of the collateral after default, the proceeds of disposition shall be applied in the following order:

                                                (i)            To the reasonable expenses of retaking, holding, preparing for sale, selling the collateral, and the like;

                                                (ii)           To the reasonable attorneys’ fees and legal expenses incurred by Beneficiary; and

                                                (iii)          To the satisfaction of the indebtedness secured by this Deed of Trust.

                                (f)            Remedial Advances.  Should Trustor fail to make any  payment or to do any act as herein provided, then Beneficiary or Trustee, without obligation so to do and without demand upon Trustor and without releasing Trustor from any obligation hereof, may (i) make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; (ii) commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, (iii) pay, purchase, contest, or compromise any encumbrance, charge, lien, tax or assessment, or the premium for any policy of insurance required herein; and in exercising any such power, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, including cost of evidence of title, employ counsel and pay such counsel’s fees.  Beneficiary shall be subrogated to the rights and lien interests of any person who is paid by Beneficiary pursuant to the terms of this paragraph.  Trustor shall repay immediately on written notice to Trustor all sums expended or advanced hereunder by or on behalf of Beneficiary, with interest from the date of such advance or expenditure at the Default Rate provided for in the Note, and the repayment thereof shall be secured hereby.

                                (g)           Summary Possession.  Beneficiary may, at its option, and in person or by agent, employee or court-appointed receiver, enter upon and take possession of the Property and continue any improvement, repair or renovation thereof at Trustor’s expense and to lease the same or any part thereof, making such alterations as it determines necessary, and may terminate in any lawful manner any lease of the Property, exercising with respect thereto any right or option available to the Trustor.  The entering upon and taking possession of the Property, the collection of rents, issues and profits, or the proceeds of fire and other insurance policies or compensation or awards for any taking or damage of the Property, and the application or release thereof shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

                                (h)           Collection of Rents.  Beneficiary may require any Tenant to make payments of its rent or fees directly to Beneficiary regardless of whether Beneficiary has taken possession of the Property.  If any rents are collected by Beneficiary, then Trustor irrevocably designates Beneficiary as Trustor’s attorney-in-fact to endorse instruments received in payment thereof in the name of Trustor and to negotiate the same and collect the proceeds.  Payments by Tenants to Beneficiary in response to Beneficiary’s demand shall satisfy the obligation for which the payments are made, whether or not any proper grounds for the demand existed.  Beneficiary may exercise its rights under this paragraph either in person, by agent or through a receiver.

                                (i)            Beneficiary’s Enforcement of Leases.  Beneficiary is hereby vested with full power to use all measures, legal and equitable, deemed by it necessary or proper to collect the rents assigned in this Deed of Trust, including the right, in person or by agent, employee and court-appointed receiver, to enter upon the Property, or any part thereof, and take possession thereof forthwith to the extent necessary to effect the cure of any default on the part of Trustor as lessor in any leases or upon Trustor’s default under the Note.  Trustor hereby grants to Beneficiary full power and authority to exercise all rights, privileges and powers herein granted at any and all times hereafter, without notice to Trustor, including the right to operate and manage the Property, make and amend leases and perform any other acts which are reasonably necessary to protect the value, priority or enforceability of any security for the Note and use and apply all of the rents and other income herein assigned to the payment of the costs of exercising such remedies, of managing and operating the Property, and of any indebtedness or liability of Trustor to Beneficiary, including, but not limited to, the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Property or of making the same rentable, attorneys’ fees incurred in connection with the enforcement of this Deed of Trust, and any principal and interest payments due from Trustor to Beneficiary on said Note and this Deed of Trust, all in such order as Beneficiary may determine.  Beneficiary shall be under no  obligation to enforce any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any leases and does not assume any of the liabilities in connection with or arising or in any way related to the covenants and agreements of Trustor in any leases.  It is further understood that this Deed of Trust shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon Beneficiary nor shall it operate to make Beneficiary liable for the carrying out of any of the terms and conditions of any leases, or for any waste of the Property by the lessee under any leases or by any other party, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, invitee, licensee, employee or stranger, except as may result from the gross negligence or willful misconduct of Beneficiary after taking possession of the Property hereunder.

                                (j)            Beneficiary’s Enforcement of Contracts.  Beneficiary shall have the right to enforce Trustor’s rights under all architect contracts and construction contracts and to bring an action for the breach thereof in the name of Beneficiary or, at Beneficiary’s option, in the name of Trustor, in the event any architect or contractor breaches their respective contracts, regardless of whether Beneficiary has acquired or retained any interest in the Property.  Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact for the purposes of the foregoing, which power shall be durable and coupled with an interest.  Beneficiary does not assume and shall not be obligated to perform any of Trustor’s obligations under said contracts nor shall Beneficiary be required to enforce such contracts or bring action for the breach thereof; provided, however, any performance of the respective contracts specifically required in writing by the Beneficiary, following any default by Trustor under the Note or the contracts, and which is properly and timely undertaken by the contractor or architect, shall be paid for by the Beneficiary in accordance with the terms and conditions of the contracts.  Such payments shall be deemed additions to the Note principal and shall bear interest at the rate provided in the Note from the date of advance to and including the date of full payment, and shall be secured as a part of said Note principal and interest by any deed of trust, collateral assignment of leases and rents, security agreement, guaranty and other documents granted to secure the Note.

                                (k)           Appointment of Receiver.  Beneficiary shall have the right to have a receiver appointed to take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, to collect the income from the Property and apply the proceeds, over and above cost of the receivership, against the accrued interest and principal under the Note.  The receiver may serve without bond if permitted by law.  Beneficiary’s right to the appointment of a receiver shall exist whether or not apparent value of the Property exceeds the indebtedness secured hereby by a substantial amount.  Employment by Beneficiary shall not disqualify a person from serving as a receiver.  Upon taking possession of all or any part of the Property, the receiver or Beneficiary may: (i) use, operate, manage, control and conduct business on the Property and make expenditures for all maintenance and improvements as in its judgment are necessary and proper; (ii) collect the income from the Property and apply such sums to the expenses of use, operation and management; and (iii) at Beneficiary’s option, complete any construction in progress on the Property, and in connection therewith, pay bills, borrow funds, employ contractors and make any changes in plans or specifications as Beneficiary deems necessary or appropriate.  If the revenues produced by the Property are insufficient to pay expenses, the receiver may borrow, from Beneficiary or otherwise, such sums as the receiver or Beneficiary may deem reasonably necessary for the purposes stated in this paragraph.  The amounts borrowed or advanced shall be payable by Trustor on demand and bear interest from the date of expenditure until repaid at the interest rate then applicable under the Note.  Such sums shall become a part of the debt secured by this Deed of Trust.

                                (l)            Specific Enforcement.  Beneficiary may specifically enforce any covenant in this Deed of Trust or the Trustor’s compliance with its warranties herein and may restrain and  enjoin the breach or prospective breach of any such covenant or the noncompliance with any condition, and Trustor waives any requirement of the posting of any bond in connection therewith.

                                (m)          General Creditors’ Remedies.  Beneficiary shall have such other rights and remedies as are available under any statute or at law or in equity generally, and the delineation of certain remedies in this Deed of Trust shall not be deemed in limitation thereof.

                                (n)           Guaranties.  If Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the sale, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the indebtedness secured hereby without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder or thereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security.

                29.          Application of Sale Proceeds.  After deducting all costs and expenses of Trustee and of this Trust, including cost of evidence of title and reasonably attorneys’ fees in connection with sale, as above set forth, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate provided for in the Note; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

                30.          Remedies Cumulative.  No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or in any other Loan Document or by law provided or permitted, and each such remedy shall be cumulative and in addition to every other such remedy.  Every power or remedy given by this instrument to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and either of them may pursue inconsistent remedies.

                31.          No Waiver.  No waiver of any default or failure or delay to exercise any right or remedy by Beneficiary shall operate as a waiver of any other default or of the same default in the future or a preclusion of any right or remedy with respect to the same or any other occurrence.

                32.          Marshaling.  In case of a sale under this Deed of Trust, the said Property, real, personal and mixed, may be sold in one or more parcels.  Neither Trustee nor Beneficiary shall be required to marshal Trustor’s assets.

                33.          Jury Trial Waiver.  TRUSTOR HEREBY WAIVES ALL RIGHTS TRUSTOR MAY HAVE TO A JURY TRIAL IN ANY ACTION RELATED TO THIS DEED OF TRUST.  TRUSTOR HAS READ AND UNDERSTANDS THE FOREGOING AND ACKNOWLEDGES THAT IT IS GIVING UP ITS RIGHT TO A JURY TRIAL.

/s/ EPE	/s/ EPE
Initial	Initial

                34.          Trustor’s Indemnification.  Trustor agrees to indemnify and hold harmless Trustee and Beneficiary from and against any and all losses, penalties, claims, charges, costs and expenses (including attorneys’ fees and disbursements) which may be imposed on, incurred or paid by or asserted against Trustee and or Beneficiary by reason or on account of, or in connection with: (a) any default by Trustor hereunder or under any other Loan Document; (b) Trustee’s and Beneficiary’s good faith and commercially reasonable exercise of any of their rights and remedies or the performance of any of their duties hereunder or under the other documents to which Trustor is a party; (c) the construction, reconstruction or alteration of the Property; (d) any negligence, willful misconduct or failure to act of Trustor, or any negligence, willful misconduct or failure to act of any lessee of the Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; (e) any accident, injury, death or damage to any person or property occurring in, on or about the Property or any street, drive, sidewalk, curb or passageway adjacent thereto; or (f) any failure of Trustor to file any tax reports or returns referred to in this Deed of Trust.  The indemnity provided under subsection (f) of this section shall also extend to counsel for  the Beneficiary.  Any amount payable to Trustee, Beneficiary or counsel for Beneficiary under this paragraph shall be due and payable within ten (10) days after demand therefor and receipt by Trustor of a statement from Trustee, Beneficiary and/or counsel for Beneficiary setting forth in reasonable detail the amount claimed and the basis therefor, and such amounts shall bear interest at the Default Rate (as defined in the Note) from and after the date such amounts are paid by Beneficiary, Trustee or counsel for Beneficiary until paid in full by Trustor.  Trustor’s obligations under this paragraph shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation on its part under any such policy of insurance.  If any claim, action or proceeding is made or brought against Trustor or Beneficiary which is subject to the indemnity set forth in this paragraph, Trustor shall resist or defend against the same, if necessary in the name of Trustee and Beneficiary, by attorneys for Trustor’s insurance carrier (if the same is covered by insurance) or otherwise by attorneys approved by Beneficiary.  Notwithstanding the foregoing, Trustee and Beneficiary, in their reasonable discretion, may engage their own attorneys to resist or defend, or assist therein, and Trustor shall pay or, on demand, shall reimburse Trustee and Beneficiary for the payment of the reasonable fees and disbursements of said attorneys.  The indemnity provided for herein shall survive execution and delivery of this Deed of Trust, repayment of the loan secured by this Deed of Trust and foreclosure, whether by power of sale pursuant to this Deed of Trust or by deed of trust in lieu of foreclosure.

                35.          Attorneys’ Fees; Costs.  Trustor agrees to reimburse Beneficiary for all costs, expenses and reasonable attorneys’ fees that Beneficiary incurs in connection with the realization or enforcement of any obligation or remedy contained in the Note or any other Loan Document, with or without litigation, including without limitation any costs, expenses and fees incurred:  (a) on appeal; (b) in any arbitration or mediation; (c) in any action contesting or seeking to restrain, enjoin, stay, or postpone the exercise of any remedy in which Beneficiary prevails; (d) in any bankruptcy, probate, receivership or other proceeding involving Trustor; and (e) in connection with all negotiations, documentation, and other actions relating to any work-out, compromise, settlement or satisfaction of the debt secured hereby or settlement of any debt secured by this Deed of Trust or any other Loan Document.  All such costs, expenses and fees shall be due and payable upon demand, shall bear interest from the date incurred through the date of collection at the highest rate stated in the Note (including the Default Rate), and shall be secured by this Deed of Trust.

                36.          Acceptance by Trustee.  Trustee accepts this Trust when this Deed, duly executed and acknowledged, is made a public record as provided by law.

                37.          Successor Trustee.  Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary and duly recorded.  In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of Trustee herein named or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed and acknowledged by Beneficiary and the recordation of such writing in the office where this Deed of Trust is recorded, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively.  Such appointment and designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts herein recited.  If such appointment is executed on behalf of Beneficiary by an officer of Beneficiary, such appointments shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Trustee or any officer of Beneficiary.  Upon the making of such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee and it shall thereupon succeed to and shall hold, possess and execute all the rights,  powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Beneficiary or of the successor substitute trustee, the Trustee shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by the Trustee hereunder to said successor or substitute trustee.  All references herein to Trustee shall be deemed to refer to any trustee (including any successor or substitute, appointed and designated, as herein provided) from time to time acting hereunder.  Trustor hereby ratifies and confirms any and all acts which Trustee herein named or its successor or successors, substitute or substitutes, in this Deed of Trust, shall do lawfully by virtue hereof.

                38.          Reconveyances.  Upon Trustee’s receipt of a written request from Beneficiary stating that all sums secured hereby have been paid, together with the original counterparts of this Deed of Trust and the Note for cancellation and delivery to the Trustor and the Trustee’s fees, Trustee shall reconvey, without warranty, the Property then held hereunder.  The recitals in any reconveyance executed under this Deed of Trust of any matters or facts shall be conclusive proof of the truthfulness thereof.  The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

                39.          Releases.  No Property shall be released from the lien of this Deed of Trust and no person shall be released from liability under the Note or any other obligation secured hereby except in the manner herein specified.  Without affecting the liability of any other person for the payment of any obligation herein mentioned (including Trustor should it convey said Property) and without affecting the lien or priority hereof upon any Property not released, Beneficiary may, without notice, release any person so liable, extend the maturity or modify the terms of any such obligation, grant other indulgences, make future or other advances to Trustor or any one or more parties comprising Trustor, assign or in any manner transfer this Deed of Trust, release or reconvey or cause to be released or reconveyed at any time all or part of the said Property described herein, take or release any other security or make compositions or other arrangements with debtors.  Beneficiary may also accept additional security, either concurrently herewith or thereafter, and sell the same or otherwise realize thereon, either before, concurrently with, or after sale hereunder.

                40.          Beneficiary’s Consents.  At any time, upon written request of Trustor, payment of Beneficiary’s fees and presentation of this Deed of Trust and said Note or endorsement (in case of full reconveyance, for cancellation and retention), without affecting the liability of any person for the payment of the indebtedness, Beneficiary may:  (a) consent to the making of any map or plat of said Property; (c) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof; and (d) reconvey, without warranty, all or any part of the Property.

                41.          Usury Disclaimer.  It is the specific intent of Trustor and Beneficiary that the Note bear a lawful rate of interest.  If any court of competent jurisdiction should determine that the interest rates (and any other charges or costs set forth in the Note which may be deemed to be an interest charge) therein provided for exceed that which is statutorily permitted for the type of transaction evidenced thereby, the interest rates (and other applicable charges or costs) shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against the Note principal or, if such principal has been fully repaid, returned to Trustor on demand.  In addition to the foregoing, Trustor acknowledges that Beneficiary is a federal savings bank organized under the laws of the United States of America and that the loan secured hereby is intended to be exempt from the provisions of all applicable usury laws.

                42.          Further Assurances.  Trustor, from time to time, within fifteen (15) days after request by Beneficiary, shall execute, acknowledge and deliver to Beneficiary, such chattel mortgages, security agreements or other similar security instruments, in  form and substance reasonably satisfactory to Beneficiary, covering all property of any kind whatsoever owned by Trustor or in which Trustor has any interest which, in the reasonable opinion of Beneficiary, is essential to the operation of the Property covered by this Deed of Trust.  Trustor shall further, from time to time, within fifteen (15) days after request by Beneficiary, execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement or other document as Beneficiary may reasonably request in order to perfect, preserve, continue, extend or maintain the security interest under, and the priority of, this Deed of Trust and the priority of such chattel mortgage or other security instrument.  Trustor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such instrument or document, including the charges for examining title and any required title endorsements.  However, neither a request so made by Beneficiary nor the failure of Beneficiary to make such request shall be construed as a release of such Property, or any part thereof, from the conveyance of title by this Deed of Trust, it being understood and agreed that this covenant and any such chattel mortgage, security agreement or other similar security instrument delivered to Beneficiary are cumulative and given as additional security.

                43.          Time of Performance.  Time is of the essence hereof in connection with all obligations of Trustor herein and in all Loan Documents.

                44.          Notices.  Any notice required or permitted to be given under this Deed of Trust shall be in writing and shall be served personally, or delivered or sent by a national overnight delivery company or by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to Trustor:	PAUL-SON GAMING SUPPLIES, INC.
A NEVADA CORPORATION
1700 SOUTH INDUSTRIAL ROAD
LAS VEGAS, NEVADA 89102
Fax No. 702-384-3863

If to Beneficiary:
JACKSON FEDERAL BANK
145 S. STATE COLLEGE BOULEVARD, SUITE 600
BREA, CALIFORNIA 92821
Attention: LOAN SERVICING DEPT.
Fax No. 714-990-7319

Any such notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated in writing by the person attempting to make personal service, on the U.S. Postal Service return receipt or by similar written advice from the overnight  delivery company; provided, however, that if any such notice shall also be sent by electronic transmission device, such as telex, telecopy, fax machine or computer, such notice shall be deemed given at the time and on the date of machine transmittal if the sending party receives a written send verification on its machine and promptly sends a duplicate notice by personal service, mail or overnight delivery in the manner described above.  Any party to whom notices are to be sent pursuant to this Deed of Trust may from time to time change its address for future communication hereunder by giving notice in the manner prescribed herein to all other parties hereto, provided that the address change shall not be effective until five (5) business days after giving of notice of the address change.

                45.          Beneficiary’s Right to Inspect.  Beneficiary and its agents and representatives may enter upon the Property at all reasonable times to attend to Beneficiary’s interest and to inspect the Property.

                46.          Reports and Statements.  Trustor shall deliver to Beneficiary, within ninety (90) days after the end of each of Trustor’s fiscal years, and within twenty (20) days after Beneficiary’s request in the event of any default by Trustor, reasonably detailed operating statements and occupancy reports in form satisfactory to Beneficiary covering the Property, both certified as correct by Trustor.  At Beneficiary’s option, such operating statements shall be prepared by an independent certified public accountant at Trustor’s expense.  If Beneficiary so requests, such statements shall specify, in addition to other information requested by Beneficiary, the rents and profits received from the Property, the disbursements made for such period and the name of each Tenant and a summary of the terms of its lease or rental arrangement.  Trustor shall permit Beneficiary or its representative to examine all books and records pertaining to the Property and shall deliver to Beneficiary all financial statements, credit reports and other documents pertaining to the financial condition and obligations of Trustor or any Tenant and all rental, income and expense statements, audits and tax returns relating to the Property.

                47.          Assignment by Beneficiary; Participation.  Beneficiary may assign this Deed of Trust in whole or in part to any person and may grant participation in any of its rights under this Deed of Trust, without notice and without affecting Trustor’s liability under this Deed of Trust.  In connection with any proposed assignment, participation or similar arrangement, Beneficiary may make available to any person all credit and financial data furnished or to be furnished to Beneficiary by Trustor or any guarantor of the Note.  Trustor agrees to provide to the person designated by Beneficiary any information as such person may reasonably require to form a decision regarding the proposed assignment, participation or other arrangement.  Trustor may not assign this Deed of Trust to any person at any time, except in connection with a transaction approved in writing by Beneficiary under the terms of this Deed of Trust.

                48.          Multiple Trustors.  If Trustor is comprised of more than one (1) person or entity, then the term “Trustor” shall refer to all such persons or entities collectively and to each such person or entity individually, such that all obligations, covenants, warranties, requirements, restrictions and other provisions of this Deed of Trust shall apply both collectively and individually.  If Trustor is comprised of more than one (1) person or entity, then each of such persons or entities shall be jointly and severally liable for the indebtedness secured by this Deed of Trust, for the performance of Trustor’s obligations under the Loan Documents and for any default on the part of any one or more of the persons or entities comprising Trustor.  This Deed of Trust shall be so construed that, wherever applicable, the use of the singular number shall include the plural number, the use of the plural number shall include the singular number, the use of any gender shall be applicable to all genders, and shall likewise be so construed as applicable to and including a corporation.  Any act, event or omission which is hereby defined as a default on the part of Trustor shall likewise be a default on the part of Trustor should the same exist with respect to any one or more parties comprising Trustor.

                49.          Legal Relationships.  The relationship between Beneficiary and Trustor is that of lender and borrower, and no partnership, joint venture or other similar relationship shall be inferred from this Deed of Trust.  Trustor shall not have the right or authority to make representations, act or incur debts or liabilities on behalf of Beneficiary.  Trustor is not executing this Deed of Trust as an agent or nominee for an undisclosed principal, and no third party beneficiaries are or shall be created by the execution of this Deed of Trust, other than by the assignment by Beneficiary of this Deed of Trust.

                50.          Community Property.  If Trustor includes any married person, then that married person’s separate and community property interests in the Property and the community property interests of his or her spouse in the Property are encumbered by this Deed of Trust.

                51.          Modification.  This Deed of Trust may be amended, modified, changed or varied only by a written agreement signed by the parties hereto.  No requirement of this Deed of Trust may be waived at any time except in a writing signed by Beneficiary and any such waiver shall be effective only as to its terms and on a single occasion.  Neither Beneficiary’s delay or omission in exercising any right, power or remedy under this Deed of Trust upon default of Trustor nor Beneficiary’s failure to insist upon strict performance of any of the covenants or agreements contained in this Deed of Trust shall be construed as a waiver of any such right, power, remedy, covenant or agreement or as an acquiescence in Trustor’s breach or default.  By accepting payment of any sum secured by this Deed of Trust after its due date, Beneficiary does not waive its right to require prompt payment of any other sums when due or to declare default for failure to pay.

                52.          Successors.  Subject to the prohibitions against Trustor’s assignments herein, this Deed of Trust shall inure to the benefit of and bind all of the parties, their successors, estates, heirs, personal representatives and assigns.

                53.          Partial Invalidity.  If a court of competent jurisdiction finally determines that any provision of this Deed of Trust is invalid or unenforceable, the court’s determination shall not affect the validity or enforceability of the remaining provisions of this Deed of Trust.  In such event, this Deed of

Trust shall be construed as if it did not contain the particular provision that was determined to be invalid or unenforceable.  No such determination shall affect any provision of this Deed of Trust to the extent that it is otherwise enforceable under the laws of any other applicable jurisdiction.

                54.          Mutual Negotiation.  Beneficiary and Trustor confirm that they have mutually negotiated this Deed of Trust and that none of the terms or provisions of this Deed of Trust shall be construed against either party.

                55.          Paragraph Headings.  The paragraph headings are for convenience only and in no way define, limit, extend or describe the scope or intent of this Deed of Trust or any of its  provisions.

                56.          Applicable Law.  This Deed of Trust and the rights of the parties hereunder shall be governed by, construed and enforced in accordance with the laws of the state where the Property is located.

                57.          Entire Agreement.  This Deed of Trust and the other Loan Documents, including any exhibits or addenda, contain the entire agreement of the parties with respect to the subject matter hereof.

                58.          Fixture Filing.  This Deed of Trust constitutes a fixture filing as defined in Sections 104.9313 and 104.9-402(6) of the Nevada Uniform Commercial Code as adopted in Nevada, as amended or recodified from time to time.  This Deed of Trust is to be recorded in the real estate records of the County in which the Property is located and covers goods which are, or are to become, fixtures.

                59.          Survival of Representations and Warranties.  All of the representations and warranties contained in this Deed of Trust shall be true and correct at all times during the term of the Loan secured hereby until full repayment of such loan and performance of all obligations of Trustor under the Note and all other Loan Documents.

                IN WITNESS WHEREOF, Trustor has executed this Deed of Trust on the date first written above.

This Agreement may be executed in counterparts, all of which shall be deemed one and the same instrument and all of the signature pages of which may be attached to a single counterpart hereof for recording and any other purposes; however, the failure of refusal of any one or more persons to execute this Agreement shall not render any provision hereof invalid or unenforceable against any person who does execute the same.

TRUSTOR:

PAUL-SON GAMING SUPPLIES, INC., A NEVADA CORPORATION

BY:	/s/ Eric P. Endy
ERIC P. ENDY, PRESIDENT

State of Nevada

County of Clark

On February 28, 2002, before me, Tina D. Taylor personally appeared

Eric P. Endy

personally known to me (or proved to me on the basis of satisfactory evidence)to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Tina D. Taylor

NOTARY PUBLIC

STATE OF NEVADA

County of Clark

TINA D. TAYLOR

Appt. No. 92-4008-1

My Appt. Expires July 5, 2004

State of

County of

On                                                                           , before me,                                                                            personally appeared personally known to me (or proved to me on the basis of satisfactory evidence)to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

LEGAL DESCRIPTION
Exhibit “A”

That portion of the South Half (S ½) of the Northeast Quarter (NE ¼) and a portion of the North Half (N ½) of the Southeast Quarter (SE ¼) of Section 4, Township 21, Range 61 East, M.D.M., described as follows:

Parcel Two (2) as shown by map thereof in File 44 of Parcel Maps, Page 15, in the Office of the County Recorder of Clark County, Nevada, recorded August 06, 1984 in Book 1968 as Document No. 1927769, Official Records.

ESCROW NUMBER:                         01125894-029-TDS

PROPERTY ADDRESS:                    1700 S. Industrial

                                                                Las Vegas, NV

A.P.N.:                                                   162-04-704-001      162-04-609-009

DESCRIPTION OF PERSONAL PROPERTY

                All equipment, machinery, fixtures, goods, inventory, accounts, deposit accounts, money, general intangibles, contract rights, documents, documents of title, instruments and chattel paper, as those terms are defined in the Nevada Uniform Commercial Code as adopted in Nevada, and all other personal property of every kind and description, whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used in the construction or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to the Property owned by Trustor (but excluding the personal property of any tenants of the Property, unless Trustor has acquired an interest therein) including, without limitation:

                All income, rents, royalties, revenue, issues, profits, proceeds and other benefits from any and all of the Property;

                All deposits made with or other security given to governmental entities or utility companies by Trustor with respect to the Property and the improvements thereon, and all advance payments of insurance premiums made by Trustor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

                All fixtures now or hereafter affixed to the Property, including all buildings, structures and improvements of every kind and description now or hereafter erected or placed thereon and any and all machinery, motors, elevators, boilers, equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building service equipment, building materials, supplies, ranges, refrigerators, cabinets, laundry equipment, hotel, kitchen and restaurant equipment, computers and software, radios, televisions, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other floor coverings, lobby furnishings, games and recreational and swimming pool equipment, elevators, cleaning and sprinkler systems, fire extinguishing apparatus and equipment, incinerators and other property of every kind and description now or hereafter placed, attached, affixed or installed in such buildings, structures, or improvements (all of such fixtures being referred to hereinafter as the “Improvements”);

                All damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive, either before or after any default hereunder, from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Property;

                All proceeds and claims arising on account of any damages to or taking of the Property or the Improvements thereon or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Property or the Improvements;

                All licenses (including, but not limited to, any operating licenses or similar licenses), contracts, management contracts or agreements, franchise agreements, permits, authorities or certificates required or used in connection with the ownership of, or the operation of maintenance of the Improvements or any Business;

Exhibit “B”

                All present and future accounts, general intangibles, chattel paper, contract rights, deposit accounts, instruments and documents as those terms are defined in the Uniform Commercial Code, now or hereafter relating or arising with respect to the Property and for the use thereof or any improvements thereto, including, without limitation: (i) all rights to the payment of money, including escrow proceeds arising out of the sale or other disposition of all or any portion of the Property; (ii) all plans, specifications and drawings relating to the development of the Property and/or any construction thereon; (iii) all use permits, occupancy permits, development agreements, construction and building permits and all other permits and approvals required by any governmental or quasi-governmental authority in connection with the development, construction, use, occupancy or operation of the Property; (iv) any and all agreements relating to the development, construction, use, occupancy and for operation of the Property between Trustor and any contractor, subcontractor, project manager or supervisor, architect, engineer, laborer or supplier of materials; (v) all lease or rental agreements; (vi) all names under which the Property is now or hereafter known and all rights to carry on business under any such names or any variant thereof; (vii) all goodwill relating to the Property and for the development, construction, use, occupancy or operation thereof; (viii) all insurance proceeds and condemnation awards arising out of or incidental to the ownership, development, construction, use, occupancy or operation of the Property; (ix) all reserves, deferred payments, deposits, refunds, cost savings, bonds, insurance policies and payments of any kind relating to the Property; (x) all loan commitments issued to debtor in connection with any sale or financing of the Property; and (xi) all supplements, modifications and amendments to the foregoing.

                All water rights appurtenant to the Property together with all pumping plants, pipes, flumes and ditches, all rights to the use of water as well as the rights in ditches for irrigation of the Property, all water stock relating to the Property, shares of stock or other evidence of ownership of any part of the Property that is owned by Trustor in common with others, and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Property;

                All plans and specifications prepared for entitlement or development of the Property or construction of the Improvements and all studies, data and drawings relating thereto; and also all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the entitlement or development of the Property or construction of the Improvements; and

                All sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Property or of any buildings or structures on the Property, together with all deposits and other proceeds of the sale thereof.

                All landscaping, trees and other plants and crops growing on the Property, all crops harvested and all net sale proceeds from crops harvested, packed and sold, all maintenance buildings and agricultural equipment located on the Property, and any and all other property now or hereafter located on or at the Property and used in connection with any farming operations conducted upon the Property.

                To the extent not already included within the foregoing categories, all inventory, accounts receivable, furniture, fixtures, equipment and other personal property of or related to or used in the operation of any Business.

                All replacements, repairs and substitutions of, and accessions and additions to, any of the foregoing.

                All proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any thereof (pursuant to judgment, condemnation award or otherwise) and all goods, documents, instruments, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.

RIDER TO DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND FIXTURE FILING

OPERATING AND FINANCIAL STATEMENTS COVENANTS

        THIS OPERATING AND FINANCIAL STATEMENTS COVENANTS (“Rider”) is attached to and made a part of that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing dated FEBRUARY 22, 2002 (the “Deed of Trust”) executed as “Trustor” by PAUL-SON GAMING SUPPLIES, INC., A NEVADA CORPORATION in favor and for the benefit of JACKSON FEDERAL BANK, a Federal Savings Bank, as “Beneficiary” encumbering, among other things, that certain property more particularly described therein commonly known as 1700 SOUTH INDUSTRIAL ROAD, LAS VEGAS, NEVADA, 89102, with reference to the following facts:

R E C I T A L S

        A.        Borrower proposes to borrow from Beneficiary a loan to be evidenced by the Note defined in Section 1 of the Deed of Trust (the “Loan”).  The Loan is secured by the Deed of Trust and all other Loan Documents (as defined in Section 7 of the Note).  The Deed of Trust encumbers the “Property” as more fully described in therein.

        B.        Beneficiary has determined that the continuing financial strength of Borrower, the Property and the following persons, whether guarantors of all or part of the Loan, direct or indirect constituent owners of Borrower, or other persons, namely PAUL-SON GAMING SUPPLIES, INC., A NEVADA CORPORATION AND PAUL-SON GAMING CORPORATION, A NEVADA CORPORATION (collectively, the “Borrower Parties”), is a material concern in its continuing administration of the Loan.

        C.        As a condition precedent to its making the Loan, Beneficiary has required that this Rider, as separately initialed by Borrower, be attached to and be a part of the Deed of Trust.

        NOW, THEREFORE, in order to induce Beneficiary to make the Loan, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

        1.         Delivery of Operating and Financial Statements and Rent Rolls.  Borrower shall deliver or cause to be delivered to Beneficiary, within one hundred twenty (120) days after the end of 2002 and within one hundred twenty (120) days after the end of each subsequent fiscal year that ends before the Loan is repaid in full, the following items, each in form and substance satisfactory to Beneficiary:

                    (a)       A detailed, itemized, cash-basis operating statement setting forth each item of operating income and operating expense for the Property during such portion of the immediately preceding fiscal year that the Property was owned by Borrower and any additional information concerning the Property that Beneficiary may request.

                    (b)       A detailed current, certified rent roll indicating each tenant’s name, unit number, expiration date, monthly rental and other payment obligations and any outstanding delinquencies, and any other information requested by Beneficiary.

RIDER — Page 1 of 2

                    (c)       True and complete financial statements of Borrower and of each Borrower Party for the immediately preceding fiscal year, including a balance sheet and income statement, all in reasonable detail and certified by the applicable person as accurately reflecting its financial condition as of the date of such financial statements.

                    (d)       A true and complete copy of the Federal Income Tax Returns (including all Schedules and Attachments) of Borrower and of each Borrower Party for the immediately preceding fiscal year; provided, however, that such copies of any return shall not be required earlier than concurrently with the filing thereof.

        2.         Financial Statement Charge.  In the event any item described in Section 1 above is not duly and timely received by Beneficiary, Borrower shall pay to Beneficiary immediately upon demand a late charge (collectively, the “Financial Statement Charge”) in an amount equal to the sum of (i) one-quarter of one percent (0.25%) of the maximum permitted principal balance of the Loan; plus (ii) the product of twenty percent (20%) of the amount of (i) above, multiplied by the number of months after the date Beneficiary notifies Borrower that such item was not timely received in full compliance with Section 1 above until the date such item is actually received by Beneficiary in full compliance therewith.  Borrower hereby acknowledges that the actual damage Beneficiary shall sustain as a result of Borrower’s failure to duly and timely submit such items is extremely difficult to estimate and that the Financial Statement Charge represents a reasonable approximation of the same.  The Financial Statement Charge shall be assessed for and due and payable with each such item to which it applies without demand.  The imposition or collection of a Financial Statement Charge shall in no event be in lieu of any other remedy of Beneficiary and a failure to collect the same shall not constitute a waiver of Beneficiary’s right to require a Financial Statement Charge with respect to any prior or subsequent required item.

        IN WITNESS WHEREOF, this Rider has been duly initialed by the Borrower as part of the Deed of Trust.

/s/ E.P.E.
E.P.E.

RIDER — Page 2 of 2

CLARK COUNTY, NEVADA
JUDITH A. BANDEVER, RECORDER
RECORDED AT REQUEST OF:
UNITED TITLE OF NEVADA
03-6-2002 08:01	JBR 32
BOOK: 20020306	INST: 00301
FEE: 45.00	RPTT: .00
TRUST DEED

Loan No: 7000904776

REPAYMENT GUARANTY

                THIS REPAYMENT GUARANTY (“Guaranty”) is made and entered as of FEBRUARY 22, 2002 by PAUL-SON GAMING CORPORATION, A NEVADA CORPORATION, jointly and severally (hereinafter collectively, “Guarantor”) in favor and for the benefit of JACKSON FEDERAL BANK (hereinafter referred to as “Lender”).

R E C I T A L S

A.            Lender has agreed to make a loan (the “Loan”) in the amount of up to NINE HUNDRED NINETY FIVE THOUSAND AND 00/100THS DOLLARS ($995,000.00) to PAUL-SON GAMING SUPPLIES, INC., A NEVADA CORPORATION (“Borrower”), to be secured by that certain real property (the “Property”) located in the City of LAS VEGAS, County of CLARK, State of Nevada and more particularly described in Exhibit “A” hereto.  The Loan is evidenced by a Promissory Note Secured by Deed of Trust (the “Note”) of even date herewith, executed by Borrower in favor of Lender and is secured by that certain Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing of even date herewith, executed by Borrower in favor of Lender (“Deed of Trust”) and other Loan Documents (as defined in the Note), Borrower has also executed an Environmental Indemnity Agreement of even date herewith in favor of Lender (“Environmental Indemnity”).

B.            The undersigned desire and specifically intend to induce Lender to make the Loan and recognize and intend that Lender will materially rely upon these presents in so doing.

A G R E E M E N T

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, Guarantor agrees with and for the specific benefit of Lender, its successors, participants, endorsees and assigns, as follows:

1.  Agreement of Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees to Lender, and Lender’s successors, participants, endorsees and assigns, the due performance and full and prompt payment, whether at maturity or by acceleration or otherwise, of any and all obligations and indebtedness of Borrower to Lender including, without limitation, that pertaining to the Loan (or evidenced in the documents now or hereafter evidencing or securing the Loan), including, without limitation, all principal, interest, late charges, remedial advance reimbursements, future advances, costs of collection and attorneys’ fees, and any and all other amounts due under the Note and any and all instruments securing the Note or related thereto.  This Guaranty also includes and Guarantor shall be liable for all liabilities of Lender as a result of Lender’s ownership of the Property following a foreclosure, sale under the Deed of Trust, either pursuant to judicial decree or by power of sale or by deed in lieu of foreclosure (a “Foreclosure”) to the extent incurred as a result of failure of Borrower to perform any of its obligations under the Loan Documents and/or the Environmental Indemnity, such as, but not limited to the payment of debts to any third parties, the maintenance of insurance on the Property, the payment of taxes and assessments, and compliance with all laws and regulations, including all laws and regulations pertaining to the use, storage or disposal of asbestos and hazardous or toxic materials or waste.  Guarantor also unconditionally and irrevocably guarantees that the Deed of Trust constitutes a lien against the Property of the first and highest priority and also agrees to hold Lender harmless from any and all losses, damages and liabilities which are caused by the existence or imposition of any lien against the Property which is not subordinate to the Deed of Trust.  All of the obligations referred to in this paragraph are hereinafter collectively referred to as the “Indebtedness.”

2.  Description of Indebtedness.  The word “Indebtedness” is used herein in its most comprehensive sense, and includes any and all advances (including those made by Lender to protect, enlarge or preserve the priority, propriety or amount of its lien(s) against mechanics’ liens, equitable liens, statutory claims or otherwise), debts, obligations and liabilities of Borrower heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not, absolute or contingent, liquidated or nonliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon the Indebtedness may be or hereafter becomes barred by any statute of limitations, or whether the Indebtedness may be or hereafter becomes otherwise unenforceable.  This is a continuing guaranty relating to the Indebtedness, including that arising under subsequent or successive transactions which shall either continue or increase the Indebtedness, or from time to time renew it after it has been satisfied.  Guarantor’s liability hereunder shall continue until the full and complete satisfaction of the Indebtedness.

3.  Assignment of Accounts.  In addition to all liens upon, and rights of setoff against, the moneys, securities or other property of Guarantor given to Lender by law, Lender shall have a lien upon and a right of setoff against all moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor.  No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing; and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

4.  Performance by Guarantor.  Guarantor covenants to cause Borrower to maintain and preserve the enforceability of any instruments now or hereafter executed in favor of Lender, and to take no action of any kind which might be the basis for a claim that Guarantor has any defense hereunder other than payment in full of all the Indebtedness.  Guarantor hereby indemnifies Lender against loss, cost or expense, by reason of the assertion by Borrower of any defense to its obligations under any of the Loan Documents, or resulting from the attempted assertion by Guarantor of any defense hereunder based upon any such action or inaction of Borrower.  Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness, and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that Lender shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.  Guarantor agrees to pay a reasonable attorneys’ fee and all other costs and expenses which may be incurred by Lender in the enforcement of Borrower’s obligations with respect to the Indebtedness, including such costs and fees which are incurred in any arbitration, litigation or appeal.

5.  Loan Modification.  Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, amend, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness guaranteed; (c) exchange, enforce, waive and release any such security; (d) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (e) release or substitute any one or more of the endorsers or any other guarantor.  Lender may, without notice, assign this Guaranty in whole or in part.  Lender may, at its election, foreclose on any security by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Indebtedness has been paid.

6.  Bankruptcy of Borrower.  In any bankruptcy or other proceeding in which the filing of claims is required by law, each Guarantor shall file all claims which such Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder.  If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, each Guarantor hereby assigns to Lender all of such Guarantor’s rights to any such payments or distributions; providing, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution.  If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

7.  Guarantor’s Waiver.  Guarantor hereby waives to the extent permitted by law, any right to require Lender to (a) record, perfect, maintain, or enforce any other security for the Indebtedness; (b) proceed against Borrower or any other party; (c) proceed against or exhaust any security received from Borrower; including, but not limited to any rights under the Nevada one action rule contained in Section 40.430 of the Nevada Revised Statutes (d) proceed against any particular person comprising Guarantor or to file any claims in any such person’s bankruptcy, probate, or other proceeding; (e) pursue any other remedy in Lender’s power whatsoever; or (f) dispose of any repossessed collateral in a “commercially reasonable” or other manner as required by the Uniform Commercial Code or other applicable statute.  Guarantor also waives any defense based on or arising out of (i) any defense of the Borrower other than payment in full, including, without limitation, any defense based on or arising out of the disability of the Borrower, or the enforceability of the Indebtedness or any part thereof from any cause; or (ii) the cessation of the liability of the Borrower from any cause other than payment in full of the Indebtedness; or (iii) any election regarding foreclosure or other remedy as herein provided, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any security; or (iv) any failure of Lender to make or file any claim in any bankruptcy, reorganization, guardianship, probate or other proceeding within any time period or in any form otherwise required unless Lender has been given written notice of the necessity for and form of such notice at least thirty (30) days prior to the expiration of the applicable filing period; (v) any defense based upon lack of authority of the officers, partners or other agents of Borrower or any defect in the formation of Borrower or of any principal of Borrower; (vi) any defense based upon Borrower’s use of the Loan proceeds for purposes other than the purposes represented by Borrower; (vii) any defense based on Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstance bearing on Borrower’s ability to pay all sums due under the Loan; (viii) any defense arising because of an election made by Lender under Section 1112(b) of the Federal Bankruptcy Code; and (ix) any defense based upon any borrowing or grant of security interest under Section 364 of the Federal Bankruptcy Code. Until all of the Indebtedness has been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Lender now has or hereafter may have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.  Guarantor further waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notice of the existence, creation, or incurring of new or additional Indebtedness.  Guarantor waives any right or claim of right to cause a marshaling of Borrower’s assets or to require Lender to proceed against Guarantor in any particular order.  Guarantor represents and warrants to Lender that Guarantor is not a principal obligor or the alter ego of a principal obligor with respect to the Indebtedness, and Guarantor will remain liable hereunder notwithstanding foreclosure of any lien on the real property securing the Indebtedness, whether by judicial foreclosure, exercise of a power of sale or acceptance of a deed in lieu of foreclosure.

8.  Conveyance of Security Property; Foreclosure Under Deed of Trust.  No change of ownership or legal title to the Property, whether made with or without Lender’s consent, shall affect or change or discharge the obligations of Guarantor hereunder.

9.  No Releases.  Guarantor agrees that notwithstanding the death of any or all Guarantors, this Guaranty shall continue in full force and effect and shall extend and be applicable to any extensions or modifications of the Indebtedness and to all future advances made by Lender after the death of any or all Guarantors.  No person executing this Guaranty shall be released from liability as a result of any failure of Lender to file any claim against any other persons’ estate or if Lender elects not to file any such claim.  Guarantor hereby expressly waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

10.  Subordination.  Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness; and such indebtedness of Borrower to Guarantor, if Lender so requests, shall be collected, enforced and received by Guarantor as trustees for Lender and be paid over to Lender on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

11.  Guarantor’s Warranties.  Guarantor hereby represents, warrants and acknowledges to Lender as follows:  (a) the Loan is of substantial and material benefit to Guarantor; (b) Guarantor now has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents, Borrower’s financial status and its ability to perform under the Loan Documents and Environmental Indemnity, (c) Guarantor has reviewed and approved copies of the Loan Documents and Environmental Indemnity and is fully informed of the remedies the holder may pursue, with or without notice to Borrower, in the event of default under the Note or other Loan Documents and Environmental Indemnity and (d) so long as the Indebtedness, or any portion thereof remains unsatisfied, Guarantor shall keep fully informed as to all aspects of Borrower’s financial condition and the performance of the Indebtedness.

12.  Defaults.  Upon any default of Guarantor under this Guaranty or of Borrower under any of the Loan Documents, or if Borrower or Guarantor becomes insolvent or makes an assignment for the benefit of creditors, or if a petition in bankruptcy or for corporate reorganization or for an arrangement be filed by or against Borrower or Guarantor, or in the event of the appointment of a receiver for Borrower or Guarantor or their properties, or if a judgment is obtained or warrant of attachment issued against Borrower or Guarantor, all or any part of the Indebtedness and any obligations or liabilities of Guarantor to Lender, whether direct or contingent, and of every kind and description, shall, without notice or demand, at the option of the Lender, become immediately due and payable by Guarantor.  No delay on the part of Lender in the exercise of any right, power or privilege under the Loan Documents with Borrower or under this Guaranty shall operate as a waiver of any such privilege, power or right.

13.  Costs and Attorneys’ Fees.  Guarantor agrees to reimburse Lender for all costs, expenses and attorneys’ fees which Lender incurs in connection with the enforcement of any remedy contained in this Guaranty or any other security for the Note, with or without litigation, including such costs, expenses and fees as may be incurred on appeal, and in any arbitration proceeding, in any action contesting or seeking to restrain, enjoin, stay or postpone the exercise of such remedy in which Lender prevails, in any bankruptcy, probate or other proceeding involving any person comprising Guarantor and in connection with all negotiations, documentation and other actions relating to any work-out or settlement of any debt guaranteed hereby.  Said costs, expenses and fees shall be due and payable upon demand and shall bear interest from the date of such demand to and including the date of collection at the highest rate of interest stated in the Note (including any Default Rate).

14.  Financial Statements.  Within twenty (20) days after written request from Lender, Guarantor shall deliver to Lender a detailed financial statement in form satisfactory to Lender, Guarantor’s tax returns, and other financial information reasonably requested by Lender and, at the option of Lender, such financial statements shall be prepared by an independent certified public accountant at Guarantor’s expense.  Guarantor shall also permit Lender to inspect and make copies of its books and records upon request.

15.  Signature Authorities.  Where any one or more of Borrower or Guarantor are corporations or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or the officers, directors, partners or agents acting or purporting to act in their behalf, and any Indebtedness or any other obligation made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.  Where any one or more of Borrower are corporations, Guarantor represents that the corporate borrower is the bona fide borrower, that said corporate borrower has not been formed or availed of to evade or circumvent the applicable usury laws of any state or states concerned therewith, and Guarantor hereby indemnifies Lender and agrees to save it harmless against any damages or expenses suffered by Lender should, any of the aforesaid representations prove untrue.

16.  Legal Relationships.  The obligations hereunder are joint and several with, and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against Borrower or whether Borrower be joined in any such action or actions.  Each party executing this Guaranty binds itself, himself, or herself as a principal and not as a surety for performance of this independent guaranty, and each such person agrees to be liable herein jointly and severally.  If this Guaranty is executed by husband and wife, or by any married individual, it is so executed with recourse against the separate property of each such person and the marital community property of such person and his or her spouse.

17.  Construction and Interpretation.  In all cases where there is but a single Borrower or a single Guarantor, then all words used herein in the plural shall be deemed to have been used in the singular wherein the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word “Borrower” and the word “Guarantor” shall respectively mean all and any one or more of them, and all words used in the singular shall be deemed to have been used in the plural wherein the context and construction so require.  This Guaranty shall be effective against all persons who execute it, even though such persons are less than all of the persons designated as among the persons comprising Guarantor herein.  This Guaranty may be executed in two or more counterparts, all of which shall be deemed one and the same instrument.  The other provisions of this Guaranty shall not be affected if any portion of this Guaranty is declared unenforceable by any court of competent jurisdiction.

18.  Guaranty Independent of Deed of Trust.  This Guaranty constitutes a separate and independent contract with and obligation to the Lender, and the Guarantor recognizes and intends that this Guaranty be a separate source of repayment of the Indebtedness.  Therefore, in consideration of the Lender making loans to the Borrower and to induce the Lender to do so with the knowledge and intention that the Lender is relying upon this Guaranty in so doing, the Guarantor agrees that recourse may be obtained against the Guarantor for the repayment of all or any outstanding portion of the Indebtedness prior to, concurrently with or after any action, proceeding, settlement or other means by which the Lender may from time to time elect to recover said Indebtedness; that in no event shall the Lender be deemed to have elected any remedy which precludes or impairs its ability to proceed against the Guarantor hereunder; and that this Guaranty may be enforced prior to, concurrently with or after any action against Borrower and shall survive any foreclosure, trustee’s sale, or deed in lieu of foreclosure, or deed in lieu of trustee’s sale of any personal or real property encumbered or to which any judgment or other lien attaches to satisfy the Indebtedness.  In particular, this Guaranty shall survive as an independent contractual obligation any public or trustee’s sale under a mortgage with power of sale or deed of trust, despite any statutory provision which otherwise prohibits any deficiency judgment, extinguishes the indebtedness, or otherwise relieves the Borrower from further liability, the Guarantor hereby recognizing and agreeing that its liability hereunder is not conditioned in any manner upon the existence of such liability of the Borrower or the ability of the Guarantor to obtain any redress against the Borrower through indemnification, subrogation or otherwise.

19.  Entire Agreement.  Guarantor acknowledges that this Guaranty, including the terms of the immediately preceding paragraph, has been specifically negotiated with the Lender, and that the Guarantor has consulted with counsel of its choice in entering into these presents.  Guarantor further acknowledges that Lender has been induced by this Guaranty to make the loan heretofore described to Borrower and has materially relied upon the continuing effectiveness of this Guaranty in so doing.  Guarantor confirms that it has not relied upon any representation concerning the use, effect, purpose or enforceability of this Guaranty or any other statement purportedly made on behalf of the Lender unless and to the extent the same are evidenced in writing signed by Lender.

20.  Assignment.  This Guaranty may be assigned in whole or in part to any person by Lender and without notice to or affecting Guarantor’s liability hereunder and Lender may, in connection with any such assignment, participation or similar arrangement make all credit and financial data furnished and to be furnished by Guarantor available to any such existing or prospective assignee, participant or person.  This Guaranty shall, without further reference or assignment, pass to, and may be relied upon and enforced by, any successor, participant or assignee of Lender in and to the Indebtedness and any other liabilities or obligations of Borrower to Lender.

21.  Effect of Waivers.  Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

22.  Controlling Law; Venue.  This Guaranty shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada, and in the event any action is brought to enforce the provisions of this Guaranty, the venue of the same shall be in the county where the Property is situated or Los Angeles County, California, at the option of Lender.

23.  Notices.  Any notice required or permitted to be given under this Note shall be in writing and shall be served personally, or delivered or sent by a national overnight delivery company or by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

                If to Guarantor:                     PAUL-SON GAMING SUPPLIES, INC.,
                                                                A NEVADA CORPORATION

                                                                1700 S. INDUSTRIAL WAY

                                                                LAS VEGAS, CA  89102

                                                                Fax No.

                If to Lender:                          JACKSON FEDERAL BANK

                                                                145 S. State College Boulevard, Suite 600

                                                                Brea, CA  92821

                                                                Attention:  Loan Servicing

                                                                Fax No.  (714) 990-7419

Any such notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated in writing by the person attempting to make personal service, on the U.S. Postal Service return receipt or by similar written advice from the overnight  delivery company; provided, however, that if any such notice shall also be sent by electronic transmission device, such as telex, telecopy, fax machine or computer, such notice shall be deemed given at the time and on the date of machine transmittal if the sending party receives a written send verification on its machine and promptly sends a duplicate notice by personal service, mail or overnight delivery in the manner described above.  Any party to whom notices are to be sent pursuant to this Note may from time to time change its address for future communication hereunder by giving notice in the manner prescribed herein to all other parties hereto, provided that the address change shall not be effective until five (5) business days after giving of notice of the address change.

                IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the day and year first above written.

This Agreement may be executed in counterparts, all of which shall be deemed one and the same instrument and all of the signature pages of which may be attached to a single counterpart hereof for recording and any other purposes; however, the failure of refusal of any one or more persons to execute this Agreement shall not render any provision hereof invalid or unenforceable against any person who does execute the same.

GUARANTOR:

PAUL-SON GAMING CORPORATION, A NEVADA CORPORATION

BY:	/s/ Eric P. Endy
ERIC P. ENDY, PRESIDENT

This Guaranty Must Be Acknowledged

                NOTICE:  THIS GUARANTY CONTAINS WAIVERS OF CERTAIN DEFENSES GUARANTOR WOULD OTHERWISE BE ENTITLED TO ASSERT AGAINST LENDER UNDER NEVADA LAW.  IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS GUARANTY, GUARANTOR CONSULT WITH AN ATTORNEY.

RECORDING REQUESTED BY

162-04-704-001, 162-04-609-009

AND WHEN RECORDED MAIL TO:

Jackson Federal Bank

145 South State College Blvd., Suite #600

Brea,  CA  92821

Attention:	LOAN SERVICING
Loan No.	7000904776
Order No.	01125894

SUBORDINATION AND ATTORNMENT AGREEMENT

NOTICE:  THIS AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN A SECURITY INTEREST IN THE PROPERTY CREATED BY SOME OTHER OR LATER INSTRUMENT.

                This Subordination and Attornment Agreement (“Agreement”) dated as of FEBRURAY 22, 2002, is executed by PAUL-SON GAMING CORPORATION (collectively, “Tenant”), and PAUL-SON GAMING SUPPLIES, INC., A NEVADA CORPORATION (“Borrower”), in favor of JACKSON FEDERAL BANK (“Bank”), and is made with reference to the following facts:

                                Borrower is the current “landlord” and Tenant is the current “tenant” under that certain LEASE dated as of FEBRUARY 22, 2002 (the “Lease”) covering certain premises (the “Premises”) described therein located at 1700 SOUTH INDUSTRIAL ROAD in the City of LAS VEGAS, County of CLARK, State of Nevada, and more particularly described in Exhibit “A” attached hereto (the “Property”).

A.                            Bank has agreed to make a loan to Borrower in the original face amount of NINE HUNDRED NINETY FIVE THOUSAND AND 00/1000 DOLLARS ($995,000.00) to be secured by that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing of even date herewith executed by Borrower in favor of Bank (the “Deed of Trust”) encumbering, among other things, the Property (the “Loan”), provided that the Lease is subordinated to the lien of the Deed of Trust.

B.                            For the purposes of completing the Loan, the parties hereto desire expressly to subordinate the Lease to the lien of the Deed of Trust, it being a condition precedent to Bank’s obligation to consummate the Loan that the lien of the Deed of Trust be unconditionally and at all times prior and superior to the leasehold interests and estate created by the Lease.

                C.            Tenant attorns to Bank or the purchaser at any foreclosure or trustee’s sale of the Property.

                NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                             Subordination.  Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder, including, without limitation, any purchase options, rights of first refusal or lien rights with respect to any part of the Property, shall be and shall at all times remain subject, subordinate and inferior to the Deed of Trust, the lien thereof and all rights of Bank thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

2.                             Acknowledgment and Agreement by Tenant.  Tenant, as the tenant under the Lease, acknowledges and agrees for itself and its heirs, successors and assigns, as follows:

(a)                           Bank would not make the Loan without this Agreement.

(b)                           It consents to and approves the Deed of Trust and the other agreements evidencing or securing the Loan.

(c)                           Bank, in making any disbursements to Borrower, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements and such proceeds may be used by Borrower for purposes other than improvement of the Property.

(d)                           From and after the date hereof, in the event of any act or omission by the landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right until it has given written notice of such act or omission to Bank and, further, until the same period of time as is given to the landlord under the Lease to cure such act or omission shall have elapsed following such notice to Bank and following the time when Bank shall have become entitled under the Deed of Trust to cure the same.

(e)                           It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Bank as security for the Loan.  In the event Bank notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to Bank, Tenant shall honor such demand and pay its rent and all other sums due under the lease directly to Bank or as otherwise required pursuant to such notice.

(f)                            It shall send a copy of any notice or statement under the Lease to Bank at the same time such notice or statement is sent to the landlord.

(g)                           It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property or any portion thereof or any interest therein and, to the extent that Tenant has had, now has or hereafter acquires any such right or option, the same is hereby waived and released as against Bank.

3.                             Foreclosure and Sale.  In the event of foreclosure of the Deed of Trust, upon a sale of the Property pursuant to the trustee’s power of sale contained therein or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

(a)                           New Lease.  Upon the written request of Bank or any New Owner, Tenant shall execute a new lease of the Premises upon the same terms and conditions as the Lease, which new lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu of foreclosure.

4.                             Acknowledgment and Agreement by Borrower.  Borrower, as the landlord under the Lease and the trustor under the Deed of Trust, acknowledges and agrees for itself and its heirs, successors and assigns, as follows:

(a)                           This Agreement shall not constitute a waiver by Bank of any of its rights under or in any way release Borrower from its obligation to comply with the terms of the Deed of Trust or any other agreement evidencing or securing the Loan.

(b)                           In the event of a default under the Deed of Trust, Tenant may pay all rent and all other sums due under the Lease to Bank as provided in this Agreement.

5.                             No Obligation of Bank.  Bank shall have no obligation or incur any liability with respect to the erection or completion of the Premises, the improvements in which the Premises are located or any other improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease, upon any renewal or extension thereof or upon any addition of additional space.

6.                             Notice.  Any notice required or permitted to be given hereunder shall be in writing and shall be served personally, or delivered or sent by a national overnight delivery company or by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to Tenant:	PAUL-SON GAMING CORPORATION
A NEVADA CORPORATION
1700 SOUTH INDUSTRIAL ROAD
LAS VEGAS, NEVADA 89102
Fax No.

If to Borrower:	PAUL-SON GAMING SUPPLIES, INC.
A NEVADA CORPORATION
1700 SOUTH INDUSTRIAL ROAD
LAS VEGAS, NEVADA 89102
Fax No.

If to Bank:	Jackson Federal Bank
145 South State College Blvd., Suite #600
Brea, California 92821
Attention: Loan Servicing
Fax No. (714) 990-7319

Any such notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated in writing by the person attempting to make personal service, on the U.S. Postal Service return receipt or by similar written advice from the overnight delivery company; provided, however, that if any such notice shall also be sent by electronic transmission device, such as telex, telecopy, fax machine or computer, such notice shall be deemed given at the time and on the date of machine transmittal if the sending party receives a written send verification on its machine and promptly sends a duplicate notice by personal service, mail or overnight delivery in the manner described above.  Any party to whom notices are to be sent pursuant hereto may from time to time change its address for future communication hereunder by giving notice in the manner prescribed herein to all other parties hereto, provided that the address change shall not be effective until five (5) business days after giving of notice of the address change.

(a)                           Miscellaneous.

(i)                            This Agreement supersedes any inconsistent provision of the Lease.

(ii)                           Nothing contained in this Agreement shall be construed to derogate from or in any way impair or effect the lien and charge or modify any provision of the Deed of Trust.

(iii)                          Bank shall have no obligations nor incur any liability to Tenant or Borrower with respect to any warranties of any nature whatsoever regarding the Property, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting permitted use, compliance with zoning, Borrower’s title or authority, habitability, fitness for purposes or possession.

(iv)                          In the event Bank shall acquire title to the Premises or the Property, Bank shall have no obligation, nor incur any liability, beyond Bank’s then equity interest, if any, in the Premises.  Accordingly, Tenant agrees to look exclusively to such equity interest of Bank, if any, in the Premises for the payment and discharge of any obligations imposed upon Bank at law, hereunder or under the Lease and hereby releases and relieves Bank from all other or further obligations.

(v)                           This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns under the Lease and the Deed of Trust; provided, however, that from and after any assignment or transfer of Bank’s interest in the Loan, all of its obligations and liabilities, if any, at law, hereunder or under the Lease shall be the responsibility of such assignee or transferee.

(vi)                          Each individual executing this Agreement directly or indirectly on behalf of Tenant (a “Constituent Party”) hereby certifies to Bank that all Constituent Parties acting together have full power and authority to execute this Agreement on behalf of Tenant and that such execution is binding upon it.  Each Constituent Party further certifies to Bank that it may, without further or independent inquiry, assume and rely at all times prior to receipt of notice from any Constituent Party to the contrary that all Constituent Parties acting together shall continue to have full power and authority to bind Tenant by their acts and deeds.

(vii)                         This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

                IN WITNESS WHEREOF, the parties have executed this Subordination and Attornment Agreement as of the date first set forth above.

NOTICE:  THIS SUBORDINATION AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.

BANK:	JACKSON FEDERAL BANK,

	By:	/s/ Gary Terrazas
	[Print Name]	Gary Terrazas
	[Print Title]	Senior Vice President

TENANT:
a

	By:	/s/ Eric P. Endy
	[Print Name]	Eric P. Endy
	[Print Title]	President, Secretary

BORROWER:	/s/ Eric P. Endy
a

By:
	[Print Name]	Eric P. Endy
	[Print Title]	President, Secretary

STATE OF NEVADA		}
		}	ss.
COUNTY OF	Clark	}

                                On February 28, 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared                 Eric P. Endy, President of Paulson                                                                                                            Gaming Inc.                                                                           personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the same.

NOTARY PUBLIC	WITNESS my hand and official seal.
STATE OF NEVADA
County of Clark	/s/ Tina D. Taylor
TINA D. TAYLOR	Notary Public in and for said County and State
Appt. No. 92-4008-1

STATE OF California		}
		}	ss.
COUNTY OF	Orange	}

                                On February 28, 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared Gary Terrazas, Senior Vice President                                                                                                                                                         , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the same.

CATALINA SERRANO	WITNESS my hand and official seal.
Commission #1327870
Notary Public — California	/s/ Catalina Serrano
Orange County	Notary Public in and for said County and State
My Comm. Expires Nov 2, 2005

STATE OF NEVADA	}
	}	ss.
COUNTY OF	}

                                On                                           , 20          , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                                                                                                                                , personally known to

me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the same.

WITNESS my hand and official seal.

Notary Public in and for said County and State

LEGAL DESCRIPTION
Exhibit “A”

That portion of the South Half (S ½) of the Northeast Quarter (NE ¼) and a portion of the North Half (N ½) of the Southeast Quarter (SE ¼) of Section 4, Township 21, Range 61 East, M.D.M., described as follows:

Parcel Two (2) as shown by map thereof in File 44 of Parcel Maps, Page 15, in the Office of the County Recorder of Clark County, Nevada, recorded August 06, 1984 in Book 1968 as Document No. 1927769, Official Records.

ESCROW NUMBER:                         01125894-029-TDS

PROPERTY ADDRESS:                    1700 S. Industrial

                                                                Las Vegas, NV

A.P.N.:                                                   162-04-704-001      162-04-609-009

CLARK COUNTY, NEVADA
JUDITH A. BANDEVER, RECORDER
RECORDED AT REQUEST OF:
UNITED TITLE OF NEVADA
03-06-2002 08:01	JBR 7
BOOK: 20020306	INST: 00303
FEE: 20.00	RPTT: .00
SD AGREEMENT

RECORDING REQUESTED BY:

                162-04-704-001, 162-04-609-009

AND WHEN RECORDED MAIL TO:

Jackson Federal Bank	WHEN RECORDED MAIL TO:
145 S. State College Boulevard, Suite 200
Brea, California 92821	Paulson Gaming Inc.,
Attention: Catalina Serrano	1700 S. Industrial Road
Loan No.: 7000904776	Las Vegas, Nevada 89102
Order No. 0115894

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (“Assignment”) is made as of February 22, 2002 by Paul-Son Gaming Supplies, Inc., a Nevada corporation (“Assignor”) in favor of Jackson Federal Bank (“Assignee”), with reference to the following facts:

RECITALS

A.            Assignee has agreed to make a loan to Assignor in the amount of Nine Hundred Ninety Five Thousand and 00/100 Dollars (995,000.00) (the “Loan”) to be evidenced by that certain Promissory Note Secured by Deed of Trust of even date herewith executed by Assignor in favor of Assignee (the “Note”) and secured by, among other things, that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing of even date herewith executed by Assignor in favor of Assignee (the “Deed of Trust”).  This Assignment, the Note, the Deed of Trust and all other documents and instruments (including any hazardous waste indemnifications and payment guaranties) now of hereafter securing repayment of or otherwise evidencing or relating to the Loan are sometimes referred to herein collectively as the “loan Documents.”

B.            The Deed of Trust encumbers that certain real property in the City of Las Vegas, County of Clark, State of Nevada, as more particularly described on Exhibit “A” attached hereto and made a part hereof, together with the improvements now located or hereafter constructed thereon, and the easements, rights and appurtenances thereunto belonging, which estate, together with all property now of hereafter encumbered by the lien of the Deed of Trust or any other Loan Document, are referred herein collectively as the “Property”.

C.            Certain portions of the Property are currently and/or may in the future from time to time become subject to one or more unrecorded leases and other occupancy agreements, including if applicable and without limitation, rental agreements for mobilehome or trailer sites, and Assignor intends to enter into further such agreements from time to time in the future, all of which agreements together with all guaranties, amendments, extensions and renewals thereof currently or hereafter existing shall hereinafter be referred to as the “Leases.”

D.            Assignee has required this Assignment as a condition to and as additional consideration for making the Loan to Assignor and Assignor, in order to induce Assignee to make the Loan, has agreed to execute and deliver this Assignment.

NOW THEREFORE, in consideration of Assignee’s making the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

1.             Assignment of Leases and Rents.  Assignor hereby unconditionally and absolutely bargains, sells, transfers, assigns, conveys, sets over and delivers unto Assignee the Leases, together with all rents, profits, revenues, reimbursements, indemnifications, damages, payments under guaranties, and all other payments or income which are now or may hereafter become due thereunder or otherwise on account of any use of occupancy of the Property (collectively, “Rents”) from or on behalf of any tenant of any part of the Property, its subtenants, assignees or guarantors or any other person (collectively, “Tenants”).  This assignment is absolute and unconditional, Assignor intending hereby to establish a complete and present transfer of all Leases and all Rents unto Assignee, with the right, but without the obligation, to collect all Rents which may become due after the date hereof.

2.  Assignor’s Covenants.  Assignor hereby represents and warrants to Assignee:

                (a)           That Assignor has previously delivered to Assignee true and correct copies of all Leases in effect as of the date hereof and that Assignor shall hereafter deliver to Assignee true and correct copies of Leases within fifteen (15) days of entering into the same.

                (b)           That Assignor shall deposit with Assignee, immediately upon demand, such of the Leases as may from time to time be designated by Assignee.

                (c)           That Assignor shall perform all of the lessor’s obligations under the Leases of accordance with their terms.

                (d)           That Assignor shall deliver to Assignee, promptly on receipt thereof, copies of any and all demands, claims and notices of default received or given by it or any other party under any Lease.

3.             Approval of Leases.  Assignor agrees that all Leases entered into after the date hereof shall be subject to Assignee’s prior written approval; provided, however, that from and after such time as Assignee approves a standard, preprinted from of lease submitted by Assignor, Assignor may enter into subsequent Leases without such consent so long as each such Lease uses such form without material or extensive modification or addition and, further (a) the rentals provided for therein are not less than the pro forma rents required by Assignee or are commercial reasonable in the absence of any such requirement by Assignee; (b) the term of such Leases (including extension options) to not exceed one (1) year; (c) the permitted uses of the leased premises do not violate any law, restrictive covenant, requirement of any other lease, lien or contract; and (d) the Tenant is not permitted to violate any term of the Loan Documents.  Assignee’s approval of any Lease or form of lease shall not be construed as a modification (as used herein and in the other Loan Documents, the waiver of any right by Assignor to enforce a Lease provision shall be deemed a “modification”) of any requirement or provision of any Loan Document, all of which shall remain in all events binding upon Assignor and any other person whose interest in the Property is or becomes subject to the Deed of Trust.  Without limiting the generality of the foregoing, nothing herein shall be construed to permit Assignor to, and Assignor hereby expressly agrees not to enter any Lease which so purports to grant any option of right of first refusal to purpose any portion of the Property, subordinate any Lease to any encumbrance not held by Assignee or otherwise adversely affect the value or marketability or financeability of Assignor’s interest in the Property or any Tenant’s obligations to improve, use, maintain, insure or operate the same.  Assignor further agrees that it shall not release any Tenant, modify, cancel or terminate any Lease or accept a surrender thereof or make any further transfers or assignments, or suffer the same, which would result in, directly or indirectly, a merger of the estates and rights of, or termination or dimunition of the obligations of, any Tenant.

4.             Assignee’s Authority to Collect Rents.  Assignor hereby appoints Assignee the true and lawful attorney of Assignor with full power of substitution and with power for it and in its name, place and stead, to demand, collect, receipt and give complete acquittances for all Rents and, at its discretion, to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Assignee may reasonably deem necessary or desirable in order to collect and enforce the payment of any Rent.  Assignor hereby expressly authorized and directs all Tenants to pay all Rents to Assignee, or such nominee as Assignee may designate in writing to such Tenant and expressly relives all such Tenants of any duty, liability or obligation to Assignor in respect of all payments so made.

5.             Assignee’s Enforcement of Leases.  Assignee is hereby vested with full power to use all measures, legal and equitable, deemed by it to be necessary of property to enforce this Assignment and all of the lessor’s rights under the Leases and to collect the Rents, including, without limitation, the right, in person or by agent, employee or court-appointed receiver, to enter upon and take possession of the Property to the extent necessary to effect the cure of any default on the part of Assignor as lessor in any of the Leases or upon Assignor’s default under any Loan Document.  Assignor hereby grants to Assignee full power and authority to exercise all rights, privileges and powers herein granted or granted to the lessor under any Lease at any and all time hereafter, without notice to Assignor, including the right to operate and manage the Property, make any amend any Leases and perform any other acts which are reasonably necessary to protect the value of the Property of the Leases of the property or enforceability of any security for the Note.

6.             Assignee’s Liability Under the Leases.  The Assignee shall be under no obligation to enforce any of the rights of claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and shall not by accepting this Assignment or performing any act permitted hereunder be deemed to assume any liability in connection with or arising or related to the covenants and agreements of Assignor under the Leases.  Assignor covenants and agrees that it will faithfully perform all of the obligations imposed under all Leases and hereby agrees to indemnify Assignee and to hold it harmless from and against any liability, loss or damage (including attorneys’ fees) incurred by it under the Leases or by reason of this Assignment or any act Assignee may take hereunder or by reason of this Assignment, and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants of agreements contained in any of the Leases, except those resulting solely from the gross negligence of willful misconduct of Assignee after taking possession of the Property.  Assignor acknowledges and agrees that this Assignment shall not operate to place responsibility for the control, care, management or repair of the Property upon Assignee nor shall it operate to make Assignee liability for the carrying out of any of the terms and conditions of any of the Leases, or for any waste of the Property by any Tenant or by any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repaid or control thereof resulting in loss or injury or death to any Tenant, invitee, licensee, employee or stranger, except as may result solely from the gross negligence or willful misconduct of Assignee after taking possession of the Property hereunder.

7.             Application of Rents.  Assignee may, in its sole discretion, apply any Rents which it collects against any sums which are then due under the Note or any other Loan Document or use such Rents to discharge any amount due from Assignor which related to any Loan Document or the Property, including, without limitation, Assignee’s costs (including attorneys’ fees) of exercising any remedy under the Loan Documents, all costs of managing and operating the Property, the payment of taxes, special assessments, insurance premiums and damage claims with respect to the Property, all costs of repairing, rebuilding and restoring the improvements on the Property or of making the Property rentable and any principal and interest payments due from Assignor to Assignee under the Note, all in such order as Assignee may determine.  Any amounts collected hereunder by Assignee in excess of such amounts shall be paid to Assignor without interest.

8.             Bankruptcy of Tenants.  This Assignment shall include all of the rights which otherwise would inure to the benefit of Assignor in the vent any Tenant files or has filed against it any petition in bankruptcy or for reorganization, or undertakes or is subject to any similar action, including, without limitation, the right to seek “adequate protection” of its interests, to compel rejection of any such Lease, and to seek such claims and awards any may be sought or granted in connection with the reject of any such Lease.  Unless otherwise consented to by Assignee in writing, Assignee’s exercise of any of the rights provided in this paragraph shall preclude Assignor from the pursuit and benefit thereof without any further action or proceeding of any nature.

9.             Collection Expenses.  Assignor agrees to reimburse Assignee for all costs, expenses and fees (including, without limitation, reasonable attorneys’ fees) that Assignee incurs in connection with the enforcement of any obligation contained in this Assignment or the collection of any Rents assigned herein, with or without litigation, including without limitation any costs, expenses and fees incurred (a) in making demands for and collecting any Rents; (b) in any action against Assignor or any Tenant arising out of a breach by Assignor of its obligations under this Assignment or by any Tenant under the terms of its Lease; (c) on appeal of any judgment or other decision of a court or administrative body in any such action; (d) in any petition for review of any judgment or other decision of a court of administrative body in any such action (d) in any arbitration or mediation; (f) in any action contesting or seeking to restrain, enjoin, stay or postpone the exercise of any remedy in which Assignee prevails; (g) in any bankruptcy, probate, receivership or other proceeding involving Assignor; and (h) in connection with all negotiations, documentation and other actions relating to any work-out, compromise, settlement or satisfaction relating to this Assignment.  All such costs, expenses and fees shall be due and payable upon demand, shall bear interest from the date incurred through the date of collection at the Default Rate stated in the Note and shall be secured by the Deed of Trust and other Loan Documents.

10.           Notices.  Any notice required or permitted to be given under this Assignment shall be in writing and shall be given in the manner set forth in the Deed of Trust.

11.           Release of Assignment.  Upon payment in full of all amounts due under the Loan Documents, this Assignment shall become null and void; otherwise, it shall remain in full force and effect as herein provided and, with the covenants, warranties and power of attorney herein contained, shall inure to the benefit of Assignee and any subsequent holder of the Note, and shall be binding upon Assignor, its heirs, legal representatives, successors and assigns, and any subsequent owner of the Property.  In the event any part of the Property is released from the Deed of Trust, the same shall also be thereby release from the provisions of this Assignment, unless otherwise stated in the releasing document, without further action on the part of the Assignee; provided, however, such releases shall in no way affect the terms, covenants and conditions hereof with respect to those portions of the Property not so release.

12.           Assignor’s License to Collect Rents.  This Assignment is absolute and effective upon execution by Assignor.  Assignee grants to Assignor a revocable license to collect Rents under the Leases to the extent attributable to one (1) month of the unexpired Lease term unless and until Assignor is in default under the Loan Documents beyond the expiration of any applicable cure period specifically provided for therein.  All such Rents shall be collected and held in trust for Assignee, but until this license is revoked, shall be used to pay the reasonable expenses of owning, maintaining, repairing, operating and renting the Property.  Assignee shall also have the right to revoke such license and collect Rents under any Leases if and so long as Assignee reasonably determines that a default is likely to occur under any of the Loan Documents and such default will result in any Leases of rental obligations becoming modified, released, comprised or impaired or any rentals becoming improperly collected, waived, attached or embezzled.

IN WITNESS WHEREOF, Assignor has executed this Assignment on the date first written above.

This Agreement may be executed in counterparts, all of which shall be deemed one and the same instrument and all of the signature pages of which may be attached to a single counterpart hereof for recording and any other purposes; however, the failure or refusal of any one or more persons to execute this Agreement shall not render any provision hereof invalid or unenforceable against any person who does execute the same.

ASSIGNOR:

PAUL-SON GAMING SUPPLIES, INC., A NEVADA CORPORAITON

BY:	/s/ Eric P. Endy
ERIC P. ENDY, PRESIDENT

STATE OF NEVADA
}ss.
COUNTY OF CLARK

On February 28, 2002, before me, Tina D. Taylor, personally appeared Eric P. Endy. President of Paul-Son Gaming personally known to be (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature:	/s/ Tina D. Taylor

NOTARY PUBLIC

STATE OF NEVADA

County of Clark

TINA D. TAYLOR

Appt. No. 92-4008-1

My Appt. Expires July 5, 2004

LOAN NO.: 7000904776

EXHIBIT “A”

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND DESCRIBED AS FOLLOWS:

That portion of the South Half (S 1/2) of the Northeast Quarter (NE 1/4) and a portion of the North Half (N 1/2) of the Southeast Quarter (SE 1/4) of Section 4, Township 21, Range 61 East, M.D.M., described as follows:

Parcel Two (2) as shown by map thereof in File 44 Parcel Maps, Page 15, in the Office of the County Recorder of Clark County, Nevada, recorded August 6, 1984 in Book 1968 as Document No. 1927769, Official Records.

COMMONLY KNOWN AS:	1700 SOUTH INDUSTRIAL ROAD, LAS VEGAS, NEVADA 89102

A.P.N.: 162-04-704-001 162-04-609-009

INITIALS:: EPE

CLARK COUNTY, NEVADA
JUDITH A. VANDEVER, RECORDER
RECORDED AT REQUEST OF:

UNITED TITLE OF NEVADA

03-06-2002 08:01	JBR 6
BOOK: 20020306	INST: 00302
FEE: 19.00	RPTT: .00
AS LEASE